Exhibit 10.1
[Abilene, TX]
[Burleson, TX]
[Cedar Hill, TX]
[North Richland Hills (Good Place), TX]
[North Richland Hills (Meadow Lakes), TX]
[Waxahachie, TX]
[THIS LEASE IS NOT TO BE RECORDED]

M A S T E R   L E A S E
between
TEXAS HCP AL, L.P.
as Lessor
and
CSL LEASECO, INC.
as Lessee
Dated as of May 31, 2006

TABLE OF CONTENTS

ARTICLE I	1
1.1 Leased Property; Term	1

ARTICLE II	2
2.1 Definitions	2

ARTICLE III	16
3.1 Rent	16
3.2 Confirmation of Gross Resident Revenues	17
3.3 Additional Charges	17
3.4 Late Payment of Rent	18
3.5 Net Lease	18
3.6 Separate Account	19

ARTICLE IV	19
4.1 Impositions	19
4.2 Utility Charges	20
4.3 Insurance Premiums	20
4.4 Impound Account	20
4.5 Tax Service	21

ARTICLE V	21
5.1 No Termination, Abatement, etc.	21
5.2 Termination with Respect to Fewer than All of the Facilities	22

ARTICLE VI	22
6.1 Ownership of the Leased Property	22
6.2 Personal Property	23
6.3 Transfer of Personal Property and Capital Additions to Lessor	23

ARTICLE VII	23
7.1 Condition of the Leased Property	23
7.2 Use of the Leased Property	24
7.3 Lessor to Grant Easements, etc.	25
7.4 Preservation of Facility Value	25

ARTICLE VIII	26
8.1 Compliance with Legal and Insurance Requirements, Instruments, etc.	26

ARTICLE IX	27
9.1 Maintenance and Repair	27
9.2 Encroachments, Restrictions, Mineral Leases, etc.	28
9.3 Annual Minimum Capital Project Amount; Replacement Reserve	28
9.4 Required Repair	30
9.5 [Intentionally Omitted]	30
9.6 Inspections; Due Diligence Fee	31

ARTICLE X	31
10.1 Construction of Capital Additions and Other Alterations to the Leased Property	31

i

10.2 Construction Requirements for all Alterations	31
10.3 [Intentionally Omitted]	34
10.4 Rights of Facility Mortgagees	34

ARTICLE XI	34
11.1 Liens	34

ARTICLE XII	34
12.1 Permitted Contests	34

ARTICLE XIII	35
13.1 General Insurance Requirements	35
13.2 Replacement Cost	36
13.3 Additional Insurance	36
13.4 Waiver of Subrogation	36
13.5 Policy Requirements	37
13.6 Increase in Limits	37
13.7 Blanket Policies and Policies Covering Multiple Locations	37
13.8 No Separate Insurance	38

ARTICLE XIV	38
14.1 Insurance Proceeds	38
14.2 Insured Casualty	38
14.3 Uninsured Casualty	39
14.4 No Abatement of Rent	39
14.5 Waiver	39
14.6 Rights of Facility Mortgagees	39

ARTICLE XV	40
15.1 Condemnation	40

ARTICLE XVI	40
16.1 Events of Default	40
16.2 Certain Remedies	43
16.3 Damages	43
16.4 Receiver	44
16.5 Lessee’s Obligation to Purchase	44
16.6 Waiver	45
16.7 Application of Funds	45
16.8 Facility Operating Deficiencies	45
16.9 [Intentionally Omitted]	46
16.10 Lessor’s Security Interest	46

ARTICLE XVII	47
17.1 Lessor’s Right to Cure Lessee’s Default	47

ARTICLE XVIII	47
18.1 Purchase of the Leased Property	47
18.2 Rights of Lessee Prior to Closing	47

ARTICLE XIX	48

19.1 Renewal Terms	48
19.2 Lessor’s Rights of Renewal and Early Termination	48

ARTICLE XX	49
20.1 Holding Over	49

ARTICLE XXI	49
21.1 Letters of Credit or Cash Security Deposit	49
21.2 Requirements for Letters of Credit	49
21.3 Cash Security Deposit	50
21.4 Timing for Letters of Credit or Cash Security Deposit	51
21.5 Uses of Letters of Credit or Cash Security Deposit	51

ARTICLE XXII	52
22.1 Risk of Loss	52

ARTICLE XXIII	52
23.1 General Indemnification	52

ARTICLE XXIV	53
24.1 Transfers	53
24.2 Certain Permitted Transactions	57

ARTICLE XXV	58
25.1 Officer’s Certificates and Financial Statements	58

ARTICLE XXVI	60
26.1 Lessor’s Right to Inspect and Show the Leased Property and Capital Additions	60

ARTICLE XXVII	60
27.1 No Waiver	60

ARTICLE XXVIII	60
28.1 Remedies Cumulative	60

ARTICLE XXIX	61
29.1 Acceptance of Surrender	61

ARTICLE XXX	61
30.1 No Merger	61

ARTICLE XXXI	61
31.1 Conveyance by Lessor	61
31.2 New Lease	61
31.3 Incorporation of Lease and Related Leases into a Single Master Lease	62

ARTICLE XXXII	63
32.1 Quiet Enjoyment	63

ARTICLE XXXIII	63
33.1 Notices	63

ARTICLE XXXIV	64
34.1 Appraiser	64

ARTICLE XXXV	65
35.1 Lessor May Grant Liens	65
35.2 Attornment	65
35.3 Compliance with Facility Mortgage Documents	65

ARTICLE XXXVI	67
36.1 Hazardous Substances and Mold	67
36.2 Notices	67
36.3 Remediation	68
36.4 Indemnity	68
36.5 Inspection	69

ARTICLE XXXVII	69
37.1 Memorandum of Lease	69

ARTICLE XXXVIII	70
38.1 Sale of Assets	70

ARTICLE XXXIX	70
39.1 [Intentionally Omitted]	70

ARTICLE XL	70
40.1 Authority	70

ARTICLE XLI	70
41.1 Attorneys’ Fees	70
41.2 Administrative Expenses	70

ARTICLE XLII	71
42.1 Brokers	71

ARTICLE XLIII	71
43.1 ARBITRATION OF DISPUTES	71

ARTICLE XLIV	73
44.1 Miscellaneous	73

ARTICLE XLV	78
45.1 Provisions Relating to Master Lease	78
45.2 Treatment of Lease	78

Exhibit A	Legal Description of the Land
Exhibit B	List of Lessor’s Personal Property
Exhibit C	Form of Amendment
Exhibit D	Description of Facilities and Certain Material Terms
Exhibit E	Form of Letter of Credit
Exhibit F	Permitted Competing Facility(ies)

Schedule A	Related Leases
Schedule 9.4	Required Repair Work

v

MASTER LEASE
     THIS MASTER LEASE (“Lease”) is dated as of May 31, 2006, and is between TEXAS HCP AL, L.P., a Delaware limited partnership (“Lessor”) and CSL LEASECO, INC., a Delaware corporation (“Lessee”).
ARTICLE I.
     1.1 Leased Property; Term.
     Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor’s rights and interests in and to the following (collectively the “Leased Property”):
          (a) the real property or properties described in Exhibits A-1 through A-6 attached hereto (collectively, the “Land”);
          (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind now or hereafter located on the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Lessor (collectively, the “Leased Improvements”);
          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the “Related Rights”);
          (d) all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”); and
          (e) the machinery, equipment, furniture and other personal property described on Exhibit B attached hereto, together with all replacements, modifications, alterations and substitutes therefor (whether or not constituting an upgrade) (collectively, “Lessor’s Personal Property”).
     SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property (whether of record or apparent) as of the date hereof or the Commencement Date or which are created thereafter as permitted hereunder to have and to hold for (1) the Fixed Term (as defined below), and (2) the Extended Terms provided for in Article XIX unless this Lease is earlier terminated as hereinafter provided. During the Term with respect to each Facility, Lessee shall also have the benefit of

Lessor’s Intangible Property relating to each Facility. Following the Commencement Date with respect to each of the Facilities, the parties shall execute an amendment to this Lease in substantially the form attached hereto as Exhibit C to confirm certain matters, including the Commencement Date and the Minimum Rent for such Facilities as determined pursuant to Section 3.1 below. Upon any change in the Minimum Rent in accordance with the provisions of Section 3.1 below or otherwise pursuant to this Lease, the parties shall similarly execute an amendment to this Lease confirming such matters. Notwithstanding the foregoing, the failure of Lessee to so execute and deliver any such amendment shall not affect Lessor’s determination of the matters to be confirmed thereby.
ARTICLE II.
     2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; and (v) the words “herein,” “hereof” and “hereunder” and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:
     AAA: As defined in Article XLIII.
     Additional Charges: As defined in Article III.
     Affiliate: Any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person. For purposes of this definition, the definition of “Controlling Person” below, and Article XXIV below, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise. Without limiting the generality of the foregoing, when used with respect to any corporation, the term “Affiliate” shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation, (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i).
     Allocated Initial Investment. With respect to each Facility, at any given time, the Allocated Initial Investment allocated to such Facility set forth on Exhibit D attached hereto.
     Allocated Minimum Rent: With respect to each Facility, the amount of Minimum Rent allocated to such Facility as set forth in Exhibit D attached hereto (subject to increase as set forth in Article III).

     Annual Minimum Capital Project Amount: With respect to each Facility, the Annual Minimum Capital Project Amount allocated to such Facility as set forth on Exhibit D attached hereto.
     Appraiser: As defined in Article XXXIV.
     Assumed Facility Mortgage: As defined in Article XXXV.
     Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.
     Bankruptcy Code: The United States Bankruptcy Code (11 U.S.C. § 101 et seq.), and any successor statute or legislation thereto.
     Base Appraisal Period: The period commencing on that date which is eighteen (18) months prior to the date any appraisal of any Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is six (6) months prior to the date any such appraisal of such Facility is made.
     Base Month: With respect to any Lease Year, the month which is twelve (12) months prior to the applicable Comparison Month.
     Base Resident Revenues: For each Lease Year during the Term (including the Extended Term(s), if any), the aggregate of the Base Resident Revenues set forth on Exhibit D attached hereto with respect to each Facility then subject to this Lease.
     BLS: Bureau of Labor Statistics, U.S. Department of Labor.
     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Los Angeles, California are authorized, or obligated, by law or executive order, to close.
     Capital Additions: With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land of such Facility during the Term including the construction of a new wing or new story, or the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements of such Facility or any portion thereof where the purpose and effect of such work is to provide a functionally new facility in order to provide services not previously offered in such Facility.
     Capital Addition Costs: The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; (ix) development fees; and (x) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.
     Capital Project: Repairs and replacements to the Leased Property, or any portion thereof, which (i) are not incurred for ordinary wear and tear, and (ii) are categorized under GAAP as a capital expense and not as an operating expense.
     Capital Project Costs: All out-of-pocket costs reasonably incurred by Lessee in connection with a Capital Project.
     Closing Date: With respect to each Facility, as defined in the Contract of Acquisition.
     Code: The Internal Revenue Code of 1986, as amended.
     Collateral: As defined in Section 16.10.1.
     Commencement Date: With respect to each Facility, the Commencement Date for such Facility as set forth on Exhibit D attached hereto.
     Commercial Occupancy Arrangement: Any commercial (as opposed to resident or patient) Occupancy Arrangement.
     Comparison Month: With respect to any Lease Year, the month which is two (2) months prior to the commencement of the applicable Lease Year.
     Competing Facility: As defined in Section 7.4.1.
     Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.
     Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.
     Consolidated Net Worth: At any time, the sum of the following for any Person and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP:
     (i) the amount of capital or stated capital (after deducting the cost of any shares, if applicable, held in its treasury), plus
     (ii) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus
     (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) intangible assets as defined and calculated in accordance with GAAP; (b) unamortized debt discount and expense; and (c) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials, excluding, however, any (i) net write-up in value of foreign currency in accordance with GAAP, (ii) write-up resulting from a reversal of a reserve for bad debts or depreciation, and (iii) write-up resulting from a change in methods of accounting for inventory.
     Contract of Acquisition: The agreement dated as of March 7, 2006 by and between Lessor, successor by assignment to Texas HCP Holding, L.P., a Delaware limited partnership, as “Buyer,” and Capital Senior Living Acquisition, LLC, as “Seller,” relative to the acquisition by Lessor of the Leased Property of each Facility, as the same may have been amended, supplemented or modified from time to time.
     Controlling Person: Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), controls Lessee and would be deemed an Affiliate of Lessee, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control Lessee and would be deemed an Affiliate of Lessee, and (ii) Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s).
     Cost of Living Index: The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living

Index for the comparison month as required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor.
     County: With respect to each Facility, the County or Township in which the Leased Property of such Facility is located.
     CPI Increase: For each applicable Lease Year, the percentage increase (rounded to two (2) decimal places), if any, in (i) the Cost of Living Index published for the applicable Comparison Month, over (ii) the Cost of Living Index published for the applicable Base Month.
     Date of Taking: The date the Condemnor has the right to possession of the property being condemned.
     Environmental Costs: As defined in Article XXXVI.
     Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.
     Event of Default: As defined in Article XVI.
     Excluded Property: With respect to each Facility, as defined in the Contract of Acquisition.
     Extended Term(s): As defined in Article XIX and set forth on Exhibit D hereto.
     Facility: Each facility being (and to be) operated or proposed to be operated on the Leased Property, together with any Capital Additions, as more particularly described on Exhibit D attached hereto and incorporated herein by this reference.
     Facility Mortgage: Any mortgage, deed of trust or other security agreement encumbering the Leased Property, or any portion thereof, and securing an indebtedness of Lessor or any Affiliate of Lessor or any other Lessor’s Encumbrance.
     Facility Mortgage Loan Documents: With respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto.
     Facility Mortgagee: The holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the Facility Mortgage Loan Documents.
     Facility Mortgage Reserve Account: As defined in Section 35.3.2.
     Facility Operating Deficiency: With respect to any Facility, a deficiency in the conduct of the operation of such Facility which, in the reasonable determination of Lessor, if not corrected within a reasonable time, would have the likely effect of jeopardizing such Facility’s licensure or certification under government reimbursement programs.
     Fair Market Rental: With respect to each Facility, the higher of the following (including any appropriate periodic escalations therein) determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition: (i) the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, based upon the Fair Market Value thereof multiplied by the then current lease rate available in the open market for sale-leaseback transactions of similar facilities, and (ii) the fair market rental value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, assuming the same is exposed on the open market at the time of the appraisal and taking into account, among other relevant factors, the income generated from the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, but specifically excluding brokerage commissions and other Lessor payments that do not directly inure to the benefit of lessees.
     Fair Market Value: With respect to each Facility, the fair market value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition. Fair Market Value shall be the higher value obtained by assuming that the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, is either unencumbered by this Lease or encumbered by this Lease (including any sublease or other Occupancy Arrangement). Fair Market Value shall also be the higher value obtained by valuing the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, for their highest and best use or as a fully-permitted Facility operated in accordance with the provisions of this Lease. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value:
     (i) The negative value of (a) the cost of any maintenance or other items of repair or replacement of the Leased Property or any Capital Additions of such Facility reasonably required to restore such Leased Property or Capital Additions to the condition required pursuant to Sections 9.1.1 and 9.1.4 below including, without limitation, the cost of remediating any Hazardous Substances or Mold Conditions, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property and all Capital Additions of such Facility shall be deemed to be in the condition required by this Lease (i.e., good order and repair) and Lessee shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of the Lessee under this Lease.
     (ii) The occupancy level of the applicable Facility shall be deemed to be the greatest of (a) the occupancy level as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV, (b) the average occupancy level during the Base Appraisal Period, or (c) the average occupancy level for facilities similar to such Facility in the same general geographic area as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV.
     (iii) If the applicable Facility’s Primary Intended Use includes a mixed use, then whichever of the following produces the highest positive value shall be taken into account: (a) the resident mix, patient mix, case mix, and/or diagnostic related group or acuity mix, as applicable, as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV, (b) the average of such mix during the Base Appraisal Period, or (c) the average of such mix for facilities similar to such Facility in the same general geographic area as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV.
     Finally, in determining Fair Market Value in connection with a sale or transfer of the Leased Property and all Capital Additions of a Facility pursuant to the terms of this Lease, the positive or negative effect on the value of the Leased Property and all Capital Additions or applicable portion(s) thereof attributable to such factors as the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance placed thereon by Lessor which will not be removed at or prior to the date of such sale or transfer shall be taken into account.
     Fixed Term: With respect to each Facility, the period of time commencing on the Commencement Date for such Facility and ending at 11:59 p.m. Los Angeles time on the expiration of the tenth (10th) Lease Year.
     Fixtures: With respect to each Facility, the Fixtures (as defined in Article I) of such Facility.
     GAAP: Generally accepted accounting principles.
     Gross Resident Revenues: With respect to each Facility, all revenues received or receivable for the use of or otherwise attributable to units, rooms, beds and other facilities provided, meals served, services performed (including ancillary services), or goods sold on or from the Leased Property and Capital Additions of such Facility.
     Gross Resident Revenues for each Lease Year of such Facility shall include all cost report settlement amounts received in or payable during such Lease Year in accordance with GAAP relating to health care accounting, regardless of the year that such settlement amounts are applicable to; provided, however, that to the extent settlement amounts are applicable to years, or portions thereof, prior to the Commencement Date, such settlement amounts shall not be included in Gross Resident Revenues for the Lease Year of such Facility in which such settlement amounts are received or paid.
     Guarantors: Collectively, Capital Senior Living Properties, Inc., a Texas corporation, and any present or future guarantor of Lessee’s obligations pursuant to this Lease (each individually, a “Guarantor”).
     Guaranty: The Guaranty of even date herewith executed by Capital Senior Living Properties, Inc., as a Guarantor, and any future written guaranty of Lessee’s obligations hereunder executed by a Guarantor.
     Handling: As defined in Article XXXVI.
     Hazardous Substances: Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.
     HCP: Health Care Property Investors, Inc., a Maryland corporation, and its successors and assigns.
     Health Care License Outside Date: As defined in Section 7.2.1.
     Impositions: Collectively, all taxes, including capital stock, franchise and other state taxes of Lessor (and, if Lessor is not HCP, of HCP or any Affiliate of HCP as a result of its investment in Lessor), ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, any Capital Additions and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor’s interest in the Leased Property or any Capital Additions, (ii) the Leased Property, any Capital Additions or any parts thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property, any Capital Additions or the leasing or use of the Leased Property, any Capital Additions or any parts thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income or net profit (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person (including on HCP, if HCP is not the Lessor hereunder), (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property, any Capital Additions or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, assessment, tax levy or charge, of the type described in any of clauses (a), (b), (c) or (d) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, assessment, levy or charge which is otherwise included in this definition of an “Imposition.”
     Insurance Requirements: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.
     Land: As defined in Article I, or, with respect to each Facility, the Land (as defined in Article I) relating to such Facility.
     Lease: As defined in the preamble.
     Lease Rate: Eight Percent (8.0%).
     Lease Year: With respect to each Facility, each period of twelve (12) full calendar months from and after the Commencement Date for such Facility, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year with respect to such Facility shall be the period commencing on the Commencement Date for such Facility and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date for such Facility occurs and each subsequent Lease Year with respect to such Facility shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year with respect to each Facility during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term. Notwithstanding anything to the contrary contained herein, if the Commencement Dates with respect to each Facility are not the same, the first (1st) Lease Year for each Facility shall expire upon the expiration of the first (1st) Lease Year for the Facility with the earliest Commencement Date.
     Leased Improvements: As defined in Article I, or, with respect to each Facility, the Leased Improvements (as defined in Article I) of such Facility.
     Leased Property: As defined in Article I, or, with respect to each Facility, the Leased Property (as defined in Article I) of such Facility.
     Leasehold FMV: With respect to each Facility, the fair market value of Lessee’s leasehold interest relating to such Facility if exposed on the open market taking into account, among other relevant factors, the income generated from the Leased Property and Capital Additions for such Facility, determined by appraisal in accordance with the appraisal procedures set forth in Article XXXIV.
     Legal Requirements: (i) All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, including those affecting the Leased Property, Lessee’s Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (A) require repairs, modifications or alterations in or to the Leased Property, Lessee’s Personal Property and

all Capital Additions, (B) in any way adversely affect the use and enjoyment thereof, or (C) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance, and (ii) all covenants, agreements, restrictions, and encumbrances either now or hereafter of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee except as otherwise expressly permitted hereunder) affecting the Leased Property.
     Lessee: As defined in the preamble.
     Lessee’s Intangible Property: With respect to each Facility, all accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property or the providing of services in or from the Leased Property and all Capital Additions; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, commercial tort claims, causes of action, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions) arising from or in connection with Lessee’s operation or use of the Leased Property and all Capital Additions; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee’s use of the Leased Property and all Capital Additions for the Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with the Facility (excluding, however, the name “Capital Senior Living” or any variation thereof); and any and all third-party provider agreements (including Medicare and Medicaid).
     Lessor’s Intangible Property: With respect to each Facility, the “Intangible Property” with respect to such Facility, as defined in the Contract of Acquisition.
     Lessee’s Personal Property: With respect to each Facility, the Personal Property other than Lessor’s Personal Property allocable or relating to such Facility.
     Lessor: As defined in the preamble.
     Lessor’s Encumbrance: As defined in Section 35.1.
     Lessor’s Personal Property: As defined in Article I, or, with respect to each Facility, Lessor’s Personal Property (as defined in Article I) allocable or relating to such Facility.
     Master Lease(s): As defined in Section 31.3.
     Letter of Credit Date: As defined in Section 21.4.
     Master Sublease: With respect to any Facility, a Master Sublease (as defined in Article XXIV) of such Facility.
     Minimum Rent: The sum of Allocated Minimum Rent for all Facilities.
     Minimum Rent Escalation Condition: As of the commencement of each Lease Year, commencing with the second (2nd) Lease Year of the Term, the aggregate Gross Resident Revenues for all of the Facilities then subject to this Lease for the period from the applicable

Base Month through the applicable Comparison Month shall equal or exceed Eighty Percent (80%) of the applicable Base Resident Revenues for the immediately prior Lease Year; provided, however, that for purposes of the determining whether the Minimum Rent Escalation Condition has been satisfied as of the commencement of the second (2nd) Lease Year, the aggregate Gross Resident Revenues for all of the Facilities then subject to this Lease for the period from the Commencement Date through the applicable Comparison Month immediately prior to the commencement of the second (2nd) Lease Year shall be annualized instead of referring back to the Base Month since the Base Month would have occurred prior to the Commencement Date and Lessee would not have received or been entitled to receive the Gross Resident Revenues for the period prior to the Commencement Date.
     Minimum Repurchase Price: With respect to each Facility at any given time, the sum of (i) the Allocated Initial Investment with respect to such Facility, as increased by the CPI Increase each Lease Year cumulative and compounded annually for such Facility commencing upon the expiration of the first (1st) Lease Year, and upon the expiration of each Lease Year thereafter, plus (ii) any Capital Addition Costs paid, funded or accrued by Lessor with respect to such Facility, as increased by the CPI Increase each Lease Year cumulative and compounded annually for such Facility from and after the date of each payment, funding or accrual by Lessor of any such Capital Addition Costs.
     Mold: Mold, mildew, fungus or other potentially dangerous organisms.
     Mold Condition: The presence or suspected presence of Mold or any condition(s) that reasonably can be expected to give rise to or indicate the presence of Mold, including observed or suspected instances of water damage or intrusion, the presence of wet or damp wood, cellular wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings or floors, complaints of respiratory ailment or eye irritation by Lessee’s employees or any other occupants or invitees in the Leased Property, or any notice from a governmental agency of complaints regarding the indoor air quality at the Leased Property.
     Mold Inspector: An industrial hygienist certified by the American Board of Industrial Hygienists (“CIH”) or an otherwise qualified mold consultant selected by or otherwise acceptable to Lessor.
     Mold Remediation Requirements: The relevant provisions of the document Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March 2001), published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other applicable Legal Requirements, regulatory standards or guidelines relating to Mold or Mold Conditions.
     New Lease: As defined in Section 31.2.1.
     New Lease Effective Date: As defined in Section 31.2.1.
     Occupancy Arrangement: Any sublease, license or other arrangement with a Person for the right to use, occupy or possess any portion of the Leased Property and/or any Capital Additions.

     Occupant: Any Person having rights of use, occupancy or possession under an Occupancy Arrangement.
     Officer’s Certificate: A certificate of Lessee signed by an officer authorized to so sign by its board of directors or by-laws or by equivalent governing documents or managers.
     Overdue Rate: On any date, a rate equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.
     Parent: Capital Senior Living Corporation, a Delaware corporation, and any successors or assigns of Parent that become a Controlling Person following the Commencement Date (subject to Lessor’s rights to consent to the same pursuant to the terms of Article XXIV).
     Payment Date: Any due date for the payment of the installments of Minimum Rent or any other sums payable under this Lease.
     Permitted Competing Facility(ies): As defined in Section 7.4.1.
     Person: Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.
     Personal Property: With respect to each Facility, all machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory (including raw materials, work in process and finished goods), supplies and other personal property used or useful in the use of the Leased Property and Capital Additions of such Facility for their Primary Intended Use, other than Fixtures.
     Primary Intended Use: With respect to each Facility, the “Primary Intended Use” as set forth on Exhibit D attached hereto and incorporated herein by this reference.
     Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.
     Purchase Right/Obligation Exercise: As defined in Section 18.2.
     Put Event: With respect to any Facility, an Event of Default hereunder arising out of (i) a breach or default by Lessee during the Term of any of its obligations or covenants pursuant to Sections 36.1 or 36.2 relating to such Facility, (ii) any failure of Lessee to obtain and maintain all material health care licenses, required to use and operate such Facility for its Primary Intended Use in accordance with all Legal Requirements or (iii) any closure of such Facility. Notwithstanding that Lessor and Lessee have specifically defined a “Put Event” for the limited purpose of setting forth the circumstances under which Lessor shall be entitled to the remedy set forth in Section 16.5, in no event shall this definition derogate the materiality of any other Event of Default (including any Event of Default which does not constitute a Put Event) or otherwise limit Lessor’s rights and remedies upon the occurrence of any such Event of Default, including those rights and remedies set forth in Sections 16.2, 16.3, 16.4, 16.8 and/or 16.10.
     Quarter: During each Lease Year, the first three (3) calendar month period commencing on the first (1st) day of such Lease Year and each subsequent three (3) calendar month period within such Lease Year; provided, however, that the last Quarter during the Term may be a period of less than three (3) calendar months and shall end on the last day of the Term; provided, further, that if the Commencement Date is a day other than the first (1st) day of a calendar month, the first Quarter shall be the period commencing on the Commencement Date and ending on the last day of the second (2nd) month following the month in which the Commencement Date occurs.
     Related Contract of Acquisition: That certain agreement dated as of March 7, 2006 by and among HCP Crosswood, Inc., a Delaware corporation, HCP Tesson, LLC, a Delaware limited liability company and HCP Veranda, LLC, a Delaware limited liability company, successors-by-assignment to HCP, collectively, as “Buyer,” and Capital Senior Living Properties 2 – Crosswood Oaks, Inc., a Delaware corporation, Capital Senior Living Properties 2 – Tesson Heights, Inc., a Delaware corporation, and Capital Senior Living Properties 2 – Veranda Club, Inc., a Delaware corporation, collectively, as “Seller,” relative to the acquisition by HCP Crosswood, Inc., HCP Tesson, LLC and HCP Veranda, LLC of certain assisted living and independent living facilities located in Citrus Heights, California, Boca Raton, Florida and St. Louis, Missouri, as the same may have been amended, supplemented or modified from time to time.
     Related Leases: Those certain lease agreements between Lessor or certain Affiliates of Lessor and Lessee or certain Affiliates of Lessee more particularly described on Schedule A attached hereto and incorporated herein by this reference.
     Related Rights: With respect to each Facility, the Related Rights (as defined in Article I) of such Facility.
     Rent: Collectively, the Minimum Rent, Additional Charges and all other amounts payable under this Lease.
     Replacement Reserve: As defined in Section 9.3.
     Required Repair Facility: shall mean the Cedar Hill Facility.
     Required Repair Work: As defined in Section 9.4.
     Sale of Business: A Transfer of the type described in any of clauses (iv), (v) or (vi) of Section 24.1.1 below, unless such Transfer involves only the stock, memberships, equity interests and/or assets of Lessee and Lessee has no substantial assets other than (a) its interest in the Leased Property and any Capital Additions pursuant to this Lease, (b) the business and operations on the Leased Property and any Capital Additions and (c) Lessee’s Personal Property.

     SEC: Securities and Exchange Commission.
     Security Amount: As defined in Section 21.1.
     Separated Property: As defined in Section 31.2.
     State: With respect to each Facility, the State or Commonwealth in which the Leased Property for such Facility is located.
     Subsidiaries: Corporations, partnerships, limited liability companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly (including through one or more intermediaries), more than fifty percent (50%) of the voting stock or partnership, membership or other equity interest, respectively.
     Term: The Fixed Term and any Extended Terms unless earlier terminated pursuant to the provisions hereof.
     Transfer: As defined in Article XXIV.
     Transfer Consideration: With respect to any Transfer constituting a Master Sublease (other than a Master Sublease entered into in connection with a Sale of Business), “Transfer Consideration” shall mean Fifty Percent (50%) of the positive difference, if any, between the total rent payable by the Sublessee under the Master Sublease for the applicable Facility(ies) and the Allocated Minimum Rent payable by Lessee under this Lease with respect to such Facility(ies) determined on a monthly basis, prorating such Allocated Minimum Rent, as appropriate, if less than all of such Facility(ies) is Master Subleased. Fifty Percent (50%) of the difference shall be paid by Lessee to Lessor monthly when the Allocated Minimum Rent of such Facility(ies) is due; provided, however, that in no event shall the total Transfer Consideration to which Lessor is entitled in connection with any such Master Sublease exceed the total consideration given directly or indirectly (including through one or more intermediaries) to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of the transaction(s) as to which such Master Sublease is a part. With respect to any other Transfer (i.e., a Transfer other than pursuant to a Master Sublease, but including a Master Sublease which is part of a Sale of Business), “Transfer Consideration” shall mean Fifty Percent (50%) of the Leasehold FMV of all of the Facilities that are part of such Transfer. As used herein, the term “consideration” shall mean and include money, services, property and other things of value, including payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like. For purposes of the payment of Transfer Consideration to Lessor as provided in this Lease, if any such consideration given in exchange for, in connection with, related to or arising out of such Transfer is in a form other than cash (such as in kind, equity interests, indebtedness, earn-outs or other deferred payments, consulting or management fees, etc.), Lessor shall be entitled to receive the applicable Transfer Consideration on account thereof in cash based upon the present fair market value of such consideration at the time of the Transfer. Lessee acknowledges and agrees that the terms under which Lessor is entitled to the payment of Transfer Consideration pursuant to this Lease and the amount thereof has been freely negotiated and represents a fair and equitable division with Lessor of the consideration payable in connection with a Transfer taking into account, among other things, Lessor’s investment in the Leased Property, the terms of this Lease and the inherent risks of owning and leasing real property.
     Unsuitable for Its Primary Intended Use: With respect to each Facility, a state or condition of such Facility such that by reason of damage or destruction or Condemnation, in the good faith judgment of Lessor, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.
ARTICLE III.
     3.1 Rent. Lessee shall pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent during the Term. Payments of Minimum Rent shall be made in advance in equal monthly installments on or before the first (1st) day of each calendar month from and after the Commencement Date by wire transfer of funds initiated by Lessee to Lessor’s account or to such other Person as Lessor from time to time may designate in writing.
          3.1.1 Minimum Rent.
          (a) For the period from the Commencement Date through the expiration of the first Lease Year, Lessee shall pay to Lessor as monthly “Allocated Minimum Rent” for each Facility, in advance on or before the first day of each calendar month, the amounts allocated to such Facility and determined pursuant to the formula set forth on Exhibit D attached hereto and incorporated herein by this reference. The first monthly payment of Minimum Rent shall be payable on the Commencement Date (prorated as to any partial calendar month at the beginning of the Term).
          (b) Upon the commencement of the second (2nd) Lease Year of the Fixed Term, and upon the commencement of each Lease Year thereafter during the Term (including the Extended Term(s), if any), and provided that the Minimum Rent Escalation Condition has been satisfied as of the commencement of such Lease Year, the then current monthly Minimum Rent (and applicable Allocated Minimum Rent for each Facility) for such Lease Year shall be increased (but not decreased) by a percentage equal to the CPI Increase. Notwithstanding anything to the contrary contained in this Section 3.1.1(b), in the event that the Minimum Rent Escalation Condition as of the commencement of any Lease Year has not been satisfied, but an Event of Default, or an event or circumstance which, with the giving of notice or passage of time, or both, would constitute an Event of Default, has occurred and is continuing under this Lease as of the commencement of such Lease Year, then the Minimum Rent Escalation Condition shall nevertheless be deemed satisfied and the then current monthly Minimum Rent (and applicable Allocated Minimum Rent for each Facility) for such Lease Year shall be increased by a percentage equal to the CPI Increase.
          If any adjustment provided for in subsection (b) shall not have been made at the commencement of the Lease Year for which applicable, Lessee shall continue to pay monthly Minimum Rent at the last rate applicable until Lessee receives Lessor’s written notice as to such adjustment. Within ten (10) days after Lessee’s receipt of Lessor’s notice, Lessee shall pay to

Lessor an amount equal to the new monthly Minimum Rent times the number of months from the commencement of the then current Lease Year to the date of receipt of Lessor’s notice, less the aggregate amount paid by Lessee on account of monthly Minimum Rent for the same period. Thereafter, Lessee shall pay monthly Minimum Rent for the applicable Lease Year at the new rate set forth in Lessor’s notice.
     3.2 Confirmation of Gross Resident Revenues.
          3.2.1 Not less than thirty (30) days prior to the commencement of the second (2nd) Lease Year, and not less than thirty (30) days prior the commencement of each Lease Year thereafter during the Term (including the Extended Term(s), if any), Lessee shall deliver to Lessor an Officer’s Certificate setting forth the Gross Resident Revenues for the period from the applicable Base Month through the applicable Comparison Month and whether the Minimum Rent Escalation Condition for the ensuing Lease Year has been satisfied; provided, however, that the Officer’s Certificate to be delivered prior to the commencement of the second (2nd) Lease Year shall annualize the Gross Resident Revenues for the period from the Commencement Date through the Comparison Month immediately prior to the commencement of the second (2nd) Lease Year.
          3.2.2 Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property and all Capital Additions in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Resident Revenues for each Facility and Lessee shall retain for at least seven (7) years after the expiration of each Lease Year reasonably adequate records conforming to such accounting system showing all Gross Resident Revenues for such Lease Year for each Facility. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time by its accountants or representatives, to review and/or audit the information set forth in the Officer’s Certificate referred to in Section 3.2.1 and in connection with such review and/or audit to examine Lessee’s records with respect thereto (including supporting data and sales tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations including any duly enacted “Patients’ Bill of Rights” or similar legislation, or as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. If for any Lease Year in which the Minimum Rent Escalation Condition has not been satisfied, any such review and/or audit discloses that such Minimum Rent Escalation Condition was indeed satisfied, then, Lessee shall forthwith pay to Lessor the amount of the increased Minimum Rent that should have been paid pursuant to Section 3.1.1(b) together with (a) interest thereon at the Overdue Rate compounded monthly from the date when such increase of Minimum Rent should have been made to the date of payment thereof and (b) the costs of such review and/or audit.
     3.3 Additional Charges. In addition to the Minimum Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the “Additional Charges”), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent.
     3.4 Late Payment of Rent.
          (a) LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE PROCESSING AND ACCOUNTING CHARGES AND LATE CHARGES WHICH MAY BE IMPOSED ON LESSOR BY THE TERMS OF ANY LOAN AGREEMENT AND OTHER EXPENSES OF A SIMILAR OR DISSIMILAR NATURE. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN SEVEN (7) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) TWO AND FIFTY ONE HUNDREDTHS PERCENT (2.5%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE. IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND. THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE, ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

Lessor’s Initials:

Lessee’s Initials:
          (b) If Lessee shall, during any six (6) month period, be more than seven (7) days delinquent in the payment of any Rent due and payable by Lessee hereunder on three (3) or more occasions then, notwithstanding anything herein to the contrary, Lessor may, by written notice to Lessee, elect to require Lessee to pay all Minimum Rent payable hereunder quarterly in advance. Such right of Lessor shall be in addition to and not in lieu of any other right of remedy available to Lessor hereunder or at law on account of an Event of Default by Lessee hereunder.
     3.5 Net Lease. This Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount or benefit, as applicable, of the installments of Minimum Rent and Additional Charges throughout the Term.
     3.6 Separate Account. Lessee shall deposit the gross receipts of each Facility into a separate, segregated bank account, and Lessee shall provide copies of all bank statements of such account to Lessor upon Lessor’s request.
ARTICLE IV.
     4.1 Impositions.
          4.1.1 Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for nonpayment. Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property, any Capital Additions or any part(s) thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.
          4.1.2 Lessor shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Lessor’s net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property, all Capital Additions and Lessee’s Personal Property.
          4.1.3 Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any other refund shall be paid over to or retained by Lessor and applied to the payment of Lessee’s obligations under this Lease in such order of priority as Lessor shall determine.
          4.1.4 Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property and all Capital Additions as may be necessary to prepare any required returns and reports. If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Nothing contained in this Section 4.1.4 shall limit Lessee’s obligation to prepare and file all tax returns and reports as may be required by Legal

Requirements with respect to or relating to the Leased Property, all Capital Additions and Lessee’s Personal Property, other than those tax returns and reports as may be required by Legal Requirements with respect to Lessor’s net income, gross receipts, franchise taxes and taxes on its capital stock, and any personal property tax returns Lessor is legally required to file.
          4.1.5 Lessee may, upon notice to Lessor, at Lessee’s option and at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee’s expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor. Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.
          4.1.6 Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor’s failure to give any such notice shall in no way diminish Lessee’s obligations hereunder to pay such Impositions.
          4.1.7 Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates with respect to any Facility shall be adjusted and prorated between Lessor and Lessee with respect to such Facility, whether or not such Imposition is imposed or assessed before or after such termination, and Lessee’s obligation to pay its prorated share thereof shall survive such termination with respect to such Facility.
     4.2 Utility Charges. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions. Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property, any Capital Additions and/or any part(s) thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property and/or any Capital Additions, including any and all costs and expenses associated with any utility, drainage and parking easements.
     4.3 Insurance Premiums. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.
     4.4 Impound Account.
          4.4.1 Lessor may, at its option to be exercised by thirty (30) days’ written notice to Lessee, require Lessee to deposit, at the time of any payment of Minimum Rent, an amount equal to one-twelfth (1/12) of Lessee’s estimated annual taxes, of every kind and nature, required pursuant to Section 4.1 plus one-twelfth of Lessee’s estimated annual insurance premiums required pursuant to Section 4.3 with Lessor or into an impound account as directed by Lessor. Lessor shall not be required to keep any amounts deposited by Lessee with Lessor pursuant to this Section separate from its general funds. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent. The cost of administering any such impound account shall be paid by Lessee.
          4.4.2 So long as no Event of Default, or any event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred hereunder, the amounts deposited by Lessee pursuant to Section 4.4.1 shall accrue interest at a rate equal to (a) if such amounts are deposited into an impound account, the rate of interest received by Lessor from time to time on the amounts deposited in such impound account and (b) if such amounts are commingled with Lessor’s general funds, the rate of interest received by Lessor from time to time on the funds held by Lessor in its deposit accounts, and such accrued interest shall be applied by Lessor to the payment of Lessee’s annual taxes required pursuant to Section 4.1 and/or Lessee’s insurance premiums required pursuant to Section 4.3, as Lessor shall determine. In the event of a transfer of Lessor’s interest in the Leased Property of any Facility, Lessor shall have the right to transfer to the transferee the amounts deposited by Lessee with Lessor or in any impound account established by Lessor pursuant to Section 4.4.1 on account of the taxes and insurance premiums relating to such Facility and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of such amounts to a new Lessor. The amounts deposited by Lessee with Lessor or in any impound account established by Lessor pursuant to Section 4.4.1 may be assigned as security in connection with a Facility Mortgage.
          4.4.3 Nothing contained in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder. In addition, nothing contained in this Section 4.4 shall entitle Lessee to any interest on any amounts funded by Lessee into any Facility Mortgage Reserve Account pursuant to Section 35.3 below; provided, however, that Lessor shall apply any interest actually received from a Facility Mortgagee on account of any amounts funded by Lessee into any Facility Mortgage Reserve Account to the payment of Lessee’s annual taxes required pursuant to Section 4.1 and/or Lessee’s insurance premiums required pursuant to Section 4.3, as Lessor shall determine.
     4.5 Tax Service. If requested by Lessor, Lessee shall, at its sole cost and expense, cause to be furnished to Lessor a tax consulting service to be designated by Lessor, covering the Leased Property and all Capital Additions. Such tax consulting service shall be subject to Lessee’s prior approval, which approval shall not be unnecessarily withheld.
ARTICLE V.
     5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as otherwise specifically provided in this Lease, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property, any Capital Additions and/or any part(s) thereof from whatever cause and/or any Condemnation of the Leased Property, any Capital Additions and/or any part(s) thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of the Leased Property, any Capital Additions and/or any part(s) thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property, any Capital Additions and/or any part(s) thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.
     5.2 Termination with Respect to Fewer than All of the Facilities. Wherever in this Lease the action of terminating the Lease with respect to a Facility (or action of similar import) is discussed, such action shall mean the termination of Lessee’s rights in and to the Leased Property relating to such Facility. Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee pursuant to rights granted hereunder with respect to any Facility, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Facilities not so terminated by Lessor, and this Lease shall continue in full force and effect with respect to each other such Facility, except that (a) the total Minimum Rent payable hereunder shall be reduced by the amount of Allocated Minimum Rent with respect to such Facility as to which this Lease has so terminated, (b) the Base Resident Revenues shall be reduced by the “Base Resident Revenues” set forth on Exhibit D attached hereto with respect to such Facility as to which this Lease has so terminated and (c) the Security Amount shall be reduced by an amount equal to one-fourth (1/4) of the annual Allocated Minimum Rent for the then-current Lease Year with respect to the Facility as to which this Lease has so terminated; subject, however, to Lessor’s right, in the event of a termination because of an Event of Default, to recover damages with respect to any such Facility as to which this Lease has been terminated as provided in Article XVI. Nothing contained in this Section 5.2 shall serve in any way to limit Lessor’s ability, pursuant to Section 16.2 below, to terminate this Lease with respect to any or all of the Facilities if an Event of Default shall have occurred under this Lease, regardless of whether such Event of Default emanated primarily from a single Facility.
ARTICLE VI.
     6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Upon the expiration or earlier termination of this Lease with respect to any Facility Lessee shall, at its expense, repair and restore the Leased Property relating to such Facility to the conditions required by Sections 9.1.1 and 9.1.4.

     6.2 Personal Property. During the Term, Lessee shall, as necessary and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee’s Personal Property and replacements thereof which shall be the property of and owned by Lessee. Except as provided in Sections 6.3 and 16.10, Lessor shall have no rights to Lessee’s Personal Property. With respect to each Facility, Lessee shall provide and maintain during the entire Term applicable to such Facility all Personal Property necessary in order to operate such Facility in compliance with all licensure and certification requirements, all Legal Requirements and all Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use.
     6.3 Transfer of Personal Property and Capital Additions to Lessor. Upon the expiration or earlier termination of this Lease with respect to a Facility, all Capital Additions not owned by Lessor and Lessee’s Personal Property (including all motor vehicles used to transport residents/patients) relating to such Facility shall become the property of Lessor, free of any encumbrance, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance. Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease with respect to any Facility, Lessor shall not be obligated to reimburse Lessee for any replacements, rebuildings, alterations, additions, substitutions, and/or improvements that are surrendered as part of or with the Leased Property or Capital Additions of such Facility.
ARTICLE VII.
     7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and confirms that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property “AS IS” in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, MOLD OR MOLD CONDITION, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY (I) ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS AND (II) MOLD REMEDIATION AND COMPLIANCE WITH ALL MOLD REMEDIATION REQUIREMENTS.

     7.2 Use of the Leased Property.
          7.2.1 Lessee covenants that it will obtain and maintain all authorizations and approvals needed to use and operate the Leased Property, all Capital Additions and each Facility for such Facility’s respective Primary Intended Use and any other use conducted on the Leased Property and any Capital Additions as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and Medicare and/or Medicaid certification. Notwithstanding the foregoing, Lessor acknowledges that as of the Commencement Date, Lessee has not obtained final and unconditional health care licenses from the Texas Department of Aging and Disability Services to use and operate the Leased Property of each Facility for their respective Primary Intended Uses. Lessee shall, within ninety (90) days following the Commencement Date with respect to each of the Facilities (with respect to each of the Facilities, the “Health Care License Outside Date”), obtain and deliver to Lessor copies of any and all final and unconditional health care licenses for such Facilities from the Texas Department of Aging and Disability Services that are required to use and operate the Leased Property of such Facilities for their respective Primary Intended Uses; provided, however, that in the event Lessee has not obtained final and unconditional health care licenses for any such Facility from the Texas Department of Aging and Disability Services on the applicable Health Care License Outside Date for such Facility, despite using best efforts to obtain the same, Lessee’s failure to obtain such final and unconditional health care licenses for such Facility shall not constitute an Event of Default by Lessee hereunder, so long as each of the following conditions are at all times satisfied:
          (a) Lessee shall continue to use its best efforts to obtain all final and unconditional health care licenses for such Facility from the Texas Department of Aging and Disability Services;
          (b) The Texas Department of Aging and Disability Services shall not have refused to issue to Lessee any health care licenses for such Facility;
          (c) Lessee’s use and operation of such Facility for its Primary Intended Use is at all times permitted pursuant to all applicable Legal Requirements, and Lessee is not prohibited from admitting new patients or residents at such Facility; and
          (d) No Event of Default shall have occurred under this Lease.
          7.2.2 Lessee shall use or cause to be used the Leased Property, all Capital Additions and the improvements thereon of each Facility for the Primary Intended Use of such Facility. Lessee shall not use the Leased Property, any Capital Additions or any part(s) thereof for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion.
          7.2.3 Lessee shall operate continuously the entire Leased Property and all Capital Additions of each Facility in accordance with the Primary Intended Use of such Facility. Lessee shall devote the entirety of each Facility and all Capital Additions thereto to the Primary Intended Use, except for areas reasonably required for office, storage space or ancillary service uses incidental to the Primary Intended Use. Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from any Facility or directing patients or residents, or prospective patients or residents, to another facility) which would materially reduce Gross Resident Revenues or the Fair Market Value of any Facility. Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients, in each case assuming an occupancy and/or use level for each Facility which is not less than the average occupancy and/or use level for similar facilities in the State. Lessee shall employ its best judgment, efforts and abilities to operate the entirety of each Facility in such a manner so as to maximize Gross Resident Revenues and to enhance the reputation and attractiveness of each Facility.
          7.2.4 Lessee shall conduct its business at each Facility in conformity with professional standards of patient or resident care practice.
          7.2.5 Lessee shall not commit or suffer to be committed any waste on the Leased Property and/or on or to any Capital Additions or cause or permit any nuisance to exist thereon or with respect thereto.
          7.2.6 Lessee shall neither suffer nor permit the Leased Property, any Capital Additions, or any part(s) thereof, or Lessee’s Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor’s title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property, any Capital Additions or any part(s) thereof.
     7.3 Lessor to Grant Easements, etc. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee’s cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer’s Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.
     7.4 Preservation of Facility Value. Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property and all Capital Additions during the Term of the senior housing and care business of Lessee and its Affiliates in the geographical area of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions and/or reemployment by Lessee of management or supervisory personnel working at any Facility following the expiration or earlier termination of this Lease at other facilities or institutions owned, operated or managed, whether directly or indirectly, by

Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property and all Capital Additions. Accordingly, Lessor and Lessee agree as follows:
          7.4.1 During the Term and for a period of two (2) years thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with any Facility and its Primary Intended Use (a “Competing Facility”), within a five (5) mile radius outward from the outside boundary of the Leased Property of such Facility. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area. Notwithstanding the foregoing, this Section 7.4.1 shall not apply to (a) any of those facilities currently owned and/or operated by Lessee or an Affiliate of Lessee located within such five (5) mile radius and set forth on Exhibit F hereto (with respect to each Facility, the “Permitted Competing Facility(ies)”) or (b) any existing facility then-currently in operation that is acquired by Lessee or its Affiliates together with two (2) or more facilities as part of a single purchase and sale transaction with a single third party seller, so long as not more than one (1) of such facilities acquired by Lessee or its Affiliates as part of such single purchase and sale transaction would constitute a Competing Facility.
          7.4.2 For a period of one (1) year following the Term, neither Lessee nor any of its Affiliates shall, without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole discretion, hire, engage or otherwise employ any management or supervisory personnel working at any Facility.
          7.4.3 Except as required for medically appropriate reasons, prior to and after the expiration or earlier termination of this Lease with respect to any or all of the Facilities, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from any Facility to any other facility or institution.
ARTICLE VIII.
     8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply in all material respects with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee’s Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or any Capital Additions or interfere with the use and enjoyment of the Leased Property and (ii) subject to the terms of Section 7.2.1 above, procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property, Lessee’s Personal Property and all Capital Additions for the applicable Primary Intended Use and any other use of the Leased Property, Lessee’s Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee’s Personal Property and all Capital Additions. Lessor may, but shall not be obligated to, enter upon the Leased Property and all Capital Additions and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property and all Capital Additions, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Lessee’s Personal Property and all Capital Additions shall not be used for any unlawful purpose.
ARTICLE IX.
     9.1 Maintenance and Repair.
          9.1.1 Lessee, at its expense, shall maintain the Leased Property, and every portion thereof, Lessee’s Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee’s control in good order and repair whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of the Leased Property, Lessee’s Personal Property and all Capital Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date. All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property, any Capital Additions, or any part(s) thereof for the Primary Intended Use. The provisions of this Section 9.1.1 are subject to the provisions of Section 9.1.4 below which expressly permit the Leased Property, Lessee’s Personal Property and all Capital Additions to be surrendered at the expiration or earlier termination of the Term in the condition in which such Leased Property was originally received from Lessor and such Lessee’s Personal Property and Capital Additions were originally introduced to each Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.
          9.1.2 Lessor shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property or any Capital Additions; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property or any Capital Additions in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.
          9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, any Capital Additions or any part(s) thereof; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, any Capital Additions or any part(s) thereof.
          9.1.4 Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property, Lessee’s Personal Property, and all Capital Additions to Lessor in the condition in which the Leased Property was originally received from Lessor and Lessee’s Personal Property and any Capital Additions were originally introduced to each Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.
     9.2 Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, any Capital Additions or any parts thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Additions is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee’s obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.
     9.3 Annual Minimum Capital Project Amount; Replacement Reserve.
          9.3.1 Without in any way limiting Lessee’s obligations under this Article IX, Lessee shall expend during each Lease Year on account of Capital Projects for each Facility, no less than the applicable Annual Minimum Capital Project Amount for each such Facility.

Such Capital Projects shall be performed and completed in compliance with the applicable provisions of this Lease, including the applicable provisions of Article X hereof. Promptly following the expiration of each Lease Year for each Facility, Lessee shall furnish to Lessor reasonable documentary evidence as to the completion of all Capital Projects for such Lease Year required pursuant to this Section 9.3.1, together with the costs thereof. If Lessee fails to expend during each Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects to any Facility, then, without limiting any rights or remedies afforded Lessor pursuant to the terms of this Lease for a breach by Lessee of its obligation hereunder, Lessee shall promptly deposit with Lessor as a repair and replacement reserve with respect to such Facility (with respect to each Facility, a “Replacement Reserve”) for Capital Projects to such Facility, an amount equal to (a) the Annual Minimum Capital Project Amount for such Facility less (b) the amounts expended by Lessee during such Lease Year on account of Capital Projects to such Facility. So long as no Event of Default or an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder, if (i) a Replacement Reserve has been established for any Facility and (ii) Lessee expends during the next two (2) Lease Years immediately following the Lease Year in which such Replacement Reserve was established, an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects for such Facility (including on account of any Capital Projects required by Lessor pursuant to the terms of Section 9.3.2 below to be performed and completed by Lessee), Lessor shall, to the extent funds are available for such purpose in such Replacement Reserve, disburse to Lessee the Capital Project Costs incurred and paid by Lessee during such Lease Year in performing such Capital Projects to such Facility in excess of the applicable Annual Minimum Capital Project Amount for such Facility for such Lease Year. Any such disbursement from any Replacement Reserve shall be paid by Lessor to Lessee within fifteen (15) days following: (a) receipt by Lessor of a written request from Lessee for disbursement from the Replacement Reserve for such Facility and a certification by Lessee in form and substance satisfactory to Lessor that the applicable item of Capital Project for such Facility has been completed; (b) delivery to Lessor of paid invoices, receipts or other evidence satisfactory to Lessor, verifying (1) the Capital Project Costs for such Capital Project and (2) that Lessee has expended in the applicable Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects for such Facility; and (c) delivery to Lessor of affidavits, lien waivers or other evidence satisfactory to Lessor showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Leased Property of such Facility have been paid all amounts due for labor and materials furnished to the Leased Property of such Facility. Lessor shall not be required to make advances from any Replacement Reserve more frequently than once in any thirty (30) day period. Amounts held in the Replacement Reserve for any Facility may not be used to pay for or reimburse Lessee for Capital Project Costs for any other Facility. If, upon the expiration of the second (2nd) Lease Year immediately following the Lease Year in which any Replacement Reserve was established, any funds remain in such Replacement Reserve, then the same shall be paid over to Lessor as an Additional Charge and Rent under this Lease and shall be in addition to Minimum Rent and all other Additional Charges payable hereunder. The payment to Lessor of any funds remaining in any Replacement Reserve as an Additional Charge and Rent pursuant to the terms of the preceding sentence shall not limit in any manner Lessor’s rights and remedies set forth in this Lease on account of Lessee’s failure to expend in any Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects to any Facility.
          9.3.2 Lessor may, at Lessee’s expense, make or cause to be made during the Term an annual inspection of the Leased Property of each Facility to determine the need, as determined by Lessor in its reasonable discretion, for further Capital Projects of the Leased Property of such Facility to maintain the same in accordance with the requirements of Section 9.1 of this Lease. If such inspection reveals that further Capital Projects of the Leased Property of such Facility are required, Lessor may provide Lessee with a written description of the required Capital Projects of such Facility and Lessee shall commence such Capital Projects of such Facility within thirty (30) days following Lessee’s receipt of such written description from Lessor, and shall thereafter diligently prosecute the same to completion to the satisfaction of Lessor.
          9.3.3 The Replacement Reserves shall not be or be deemed to be escrow or trust funds, but, at Lessor’s option and in Lessor’s discretion, may either be held in a separate account or be commingled by Lessor with the general funds of Lessor. Lessee shall not be entitled to any interest on any funds contained in any Replacement Reserve. The Replacement Reserves are solely for the protection of Lessor and the Leased Property and entail no responsibility on Lessor’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms of this Section 9.3 and beyond the allowing of due credit for the sums actually received. Upon assignment of this Lease by Lessor, any funds in any Replacement Reserve shall be turned over to the assignee and any responsibility of Lessor, as assignor, with respect thereto shall terminate. If any funds remain in any Replacement Reserve upon the expiration or earlier termination of this Lease, the same shall be paid over to Lessor as an Additional Charge and Rent under this Lease and shall be in addition to Minimum Rent and all other Additional Charges payable hereunder.
     9.4 Required Repair. Lessee shall, at its own cost and expense, complete all repair and maintenance work to the Required Repair Facility set forth on Schedule 9.4 attached hereto (the “Required Repair Work”) in good and workmanlike manner and otherwise in the manner required pursuant to the terms of this Article IX and Article X on or before the applicable date specified in Schedule 9.4 for the completion of such Required Repair Work. Upon completion of the Required Repair Work, Lessee shall provide to Lessor copies of all paid invoices, receipts or other commercially reasonable evidence or supporting information as is customary to evidence the expenditures relating to the completion of such Required Repair Work, along with an Officer’s Certificate certifying that such Required Repair Work has been completed, and to the extent applicable, affidavits, lien waivers or other evidence reasonably satisfactory to Lessor showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Leased Property of the Required Repair Facility have been (or upon receipt of a sum certain will be) paid all amounts due for labor and materials furnished to the Leased Property of such Required Repair Facility subject to Lessee’s right to contest such amounts pursuant to the terms of Article XII below.
     9.5 [Intentionally Omitted]

     9.6 Inspections; Due Diligence Fee. Without limiting Lessor’s rights pursuant to Section 9.3.2 or Section 26.1 hereof, from time to time during the Term, Lessor and its agents shall have the right to inspect the Leased Property of each Facility and all systems contained therein at any reasonable time to determine Lessee’s compliance with its obligations under this Lease. Lessee shall pay to Lessor all reasonable out-of-pocket costs incurred by Lessor on account of such inspections within thirty (30) days following its receipt of Lessor’s invoice therefore, and the same shall be deemed an Additional Charge hereunder; provided, however, that if Lessor makes more than one such inspection of any Facility during any two (2) consecutive Lease Year period, Lessee shall only be required to pay to Lessor Lessor’s reasonable out-of-pocket costs incurred on account of Lessor’s first such inspection during such two (2) consecutive Lease Year period.
ARTICLE X.
     10.1 Construction of Capital Additions and Other Alterations to the Leased Property. Without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole and absolute discretion, Lessee shall not (a) make any Capital Additions on or structural alterations to the Leased Property, (b) enlarge or reduce the size of any Facility or otherwise materially alter or affect (other than replacement thereof) any main Facility systems, including any main plumbing, electrical or heating, ventilating and air conditioning systems of any Facility and/or (c) make any Capital Additions or other alterations which would tie in or connect with any improvements on property adjacent to the Land. Lessee may, without Lessor’s prior written consent, make any alterations, additions, or improvements (collectively, “alterations”) to the Leased Property if such alterations are not of the type described in either clause (a), (b) or (c) above, so long as in each case: (i) the same do not (A) decrease the value of the Leased Property, (B) adversely affect the exterior appearance of the Leased Property, or (C) adversely affect the structural components of the Leased Improvements or the main electrical, mechanical, plumbing or ventilating and air conditioning systems for any Facility, (ii) the same are consistent in terms of style, quality and workmanship to the original Leased Improvements and Fixtures, (iii) the same are constructed and performed in accordance with the provisions of Section 10.2 below and (iv) the cost thereof does not exceed, in the aggregate, $50,000.00 for any twelve (12) month period with respect to any single Facility. Any other alterations (i.e., other than alterations described in clauses (a), (b) or (c) above, and other than alterations which meet the foregoing requirements of clauses (i), (ii), (iii) and (iv) above) shall be subject to Lessor’s prior written consent, which consent shall not be unreasonably withheld. To the extent Lessor’s prior written consent shall be required in connection with any alterations or Capital Additions, Lessor may impose such conditions thereon in connection with its approval thereof as Lessor deems appropriate. Notwithstanding the foregoing, Lessor agrees that painting, landscaping, and replacement of floor, wall and window coverings (“minor alterations”) shall be deemed alterations which do not require Lessor’s consent, regardless of the cost thereof, so long as the same meet the requirements of clauses (ii) and (iii) above, and the provisions of Sections 10.2(c), (i), (j), (k) and (l) below shall not apply with respect to the performance of such minor alterations.
     10.2 Construction Requirements for all Alterations. Whether or not Lessor’s review and approval is required, for all Capital Additions and other material alterations of the Leased Property, the following shall apply (except to the extent Lessor reasonably determines that, because of the nature or extent of the material alteration, any such requirement is not applicable):
          (a) Lessee shall notify Lessor not less than ten (10) Business Days prior to the commencement of such construction and currently therewith Lessee shall prepare and deliver to Lessor for approval a notice of non-responsibility with respect to such construction in form acceptable for recording in the Official Records of the County in which the Leased Property is located, to the extent the same is provided for pursuant to any applicable Legal Requirements. Such notice of non-responsibility shall be recorded prior to commencement of any construction;
          (b) Such construction shall not commence until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, and Lessor shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Lessor; and (ii) any plans required to be filed in connection with any such application which require the approval of Lessor as hereinabove provided shall have been so approved by Lessor;
          (c) Such construction shall not, and Lessee’s licensed architect or engineer shall certify to Lessor that such construction shall not, impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component;
          (d) Lessee’s licensed architect or engineer shall certify to Lessor that the detailed plans and specifications conform to and comply with all applicable building, subdivision and zoning codes, laws, ordinances, regulations and other Legal Requirements imposed by all governmental authorities having jurisdiction over the Leased Property;
          (e) There shall be no material changes in the plans and specifications for such construction from those approved by Lessor, if applicable, without first obtaining the prior written approval of Lessor with respect to such changes;
          (f) Such construction shall, when completed, be of such a character as not to decrease the value of the Leased Property as it was immediately before such Capital Addition;
          (g) During and following completion of such construction, the parking which is located in the applicable Facility or on the Land relating to such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than that which was or is required by law or which was located in such Facility or on the Land relating to such Facility prior to such construction; provided, however, with Lessor’s prior consent and at no additional expense to Lessor, (i) to the extent additional parking is not already a part of a Capital Addition, Lessee may construct additional parking on the Land relating to such Facility; or (ii) Lessee may acquire off-site parking to serve such Facility as long as such parking shall be dedicated to, or otherwise made available to serve, such Facility;

          (h) All work done in connection with such construction shall be done promptly and in a good and workmanlike manner using good quality materials and in conformity with all Legal Requirements;
          (i) To the extent not already maintained or covered by Lessee pursuant to Article XIII hereof, Lessee shall at all times maintain or cause to be maintained the following insurance during such construction (including through the date of completion of any punch list items relating thereto):
          (i) Builder’s risk insurance or similar type coverage covering such construction, in a face amount of not less than the full insurable value thereof and materials supplied in connection therewith, with appropriate provisions made to include coverage of materials stored off the Leased Property in an amount not less than the full insurable value of such materials stored off the Leased Property from time to time; and
          (ii) Errors and omissions insurance by architect and/or engineer selected by Lessee in connection with such design and construction in an amount at least equal to One Million Dollars ($1,000,000) which can be applied to such construction, covering the entire period of design and construction, including completion of any punch-list items.
All such insurance maintained or caused to be maintained by Lessee pursuant to this Section 10.2(i) shall be on an occurrence (as opposed to claims made) basis and shall name Lessor as an additional insured. All insurance maintained or caused to be maintained by Lessee pursuant to subsection (i) above shall name Lessee, Lessor and any contractor, jointly, as loss payee. In addition, all such insurance to be maintained or caused to be maintained by Lessee shall otherwise, to the extent applicable, comply with the provisions of and shall be in addition to the insurance specified in Article XIII hereof;
          (j) With respect to the construction of any alterations costing One Million Dollars ($1,000,000.00) in the aggregate or more, Lessee shall procure or cause to be procured a payment and performance bond naming Lessor as an additional obligee in form and substance and from an institution reasonably satisfactory to Lessor. The amount of each bond shall be equal to One Hundred Twenty-Five Percent (125%) of the estimated construction for the performance bond and One Hundred Percent (100%) of the estimated construction for the labor and materials bond. Lessee shall not be obligated to procure the bonds referenced in this Section 10.2(j) in connection with the construction of any alterations costing less than One Million Dollars ($1,000,000.00) in the aggregate;
          (k) Promptly following the completion of such construction, Lessee shall deliver to Lessor “as built” drawings of such addition, certified as accurate by the licensed architect or engineer selected by Lessee to supervise such work, and copies of any new or revised Certificates of Occupancy; and
          (l) If by reason of the construction thereof, a new Certificate of Occupancy for any component of such Facility is required, Lessee shall obtain and furnish a copy of the same to Lessor promptly upon completion thereof.

     10.3 [Intentionally Omitted]
     10.4 Rights of Facility Mortgagees. Notwithstanding anything herein to the contrary, the provisions of this Article X are subject to the rights of the Facility Mortgagees.
ARTICLE XI.
     11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any Capital Additions or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that exist as of the Commencement Date; (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXV; and (ix) any judgment liens against Lessor for amounts which are not otherwise the responsibility of Lessee.
ARTICLE XII.
     12.1 Permitted Contests. Lessee, upon prior written notice to Lessor, on its own or in Lessor’s name, at Lessee’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Additions; (ii) neither the Leased Property nor any Capital Additions, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of liability (other than the accrual of monetary penalties or fees during the pendency of such contest due to Lessee’s failure to pay any amounts that are the subject of such contest) for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), upon request of Lessor, Lessee shall deliver to Lessor and its counsel an opinion of legal counsel reasonably acceptable to Lessor to the effect set forth in clauses (i), (ii) and (iii) above, to the extent applicable; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Additions or the Rent by reason of such nonpayment or noncompliance; and (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained. If any such contest is finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.
ARTICLE XIII.
     13.1 General Insurance Requirements. During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. Each element of the insurance described in this Article shall be maintained with respect to the Leased Property of each Facility, including the Capital Additions, Fixtures, Personal Property and operations thereon. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. All liability type policies must name Lessor as an “additional insured” and shall be considered primary insurance without recourse to any insurance maintained by Lessor. All property, loss of rental and business interruption type policies shall name Lessor as “loss payee.” Losses shall be payable to Lessor and/or Lessee as provided in Article XIV. In addition, the policies, as appropriate, shall name as an “additional insured” or “loss payee” any Facility Mortgagee by way of a standard form of mortgagee’s loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies shall insure against the following risks with respect to each Facility:
          13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including demolition, building ordinance, increased cost of construction and a building ordinance coverage endorsement;
          13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus including what is normally covered by the standard boiler and machinery policy including HVAC, refrigeration systems and electrical systems, now or hereafter installed in each Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;
          13.1.3 Flood (when the Leased Property of a Facility is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

          13.1.4 Loss of rental value in an amount not less than twelve (12) months’ Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance — Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3;
          13.1.5 Claims on an occurrence basis for bodily injury or property damage under a policy of commercial general liability insurance (including broad form property damage and broad form contractual liability) with amounts not less than One Million Dollars ($1,000,000.00) per occurrence and combined single limit and Three Million Dollars ($3,000,000.00) in the annual aggregate, in each case with respect to each Facility; and
          13.1.6 Medical professional liability with amounts not less than One Million Dollars ($1,000,000) combined single limit and Three Million Dollars ($3,000,000) in the annual aggregate, with respect to each Facility.
     13.2 Replacement Cost. The term “replacement cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If either party believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the “impartial appraiser”). The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Lessee has made improvements to the Leased Property of any Facility, including any Capital Additions thereto, Lessor may at Lessee’s expense have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.
     13.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers’ compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Lessee on the Leased Property of any Facility and any Capital Additions thereto in accordance with Legal Requirements.
     13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property of any Facility and any Capital Additions thereto and Lessee’s Personal Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies of insurance will include such waiver clause or endorsement so long as the same are obtainable without additional material cost. Each party waives any claims it has against the other party to the extent such claim is covered by insurance.

     13.5 Policy Requirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of “A-” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide; provided, however, that Lessee may maintain commercial general liability insurance and medical professional liability insurance written by insurance companies with a policyholder rating of “A” and a financial rating of “VIII” in the most recent version of Best’s Key Rating Guide, so long as Lessee at all times also maintains excess commercial general liability insurance and excess medical professional liability insurance with amounts not less than Three Million Dollars ($3,000,000.00) with respect to commercial general liability insurance and Three Million Dollars ($3,000,000.00) with respect to medical professional liability insurance, in each case written by insurance companies with a policyholder rating of “A-” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide. Additionally, except as otherwise provided in this Lease, all of the insurance referred to in this Article shall be on an occurrence (rather than a claims-made) basis. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor upon or prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor, at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days’ written notice before the policy or policies in question shall be altered, allowed to expire or canceled. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State.
     13.6 Increase in Limits. If Lessor shall at any time believe in its reasonable discretion that the limits of the insurance required hereunder are insufficient, Lessor shall have the right notify Lessee in writing of the same and the parties shall thereafter endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by Lessor, and reasonably approved by Lessee, and the determination of such impartial third party shall be binding. Upon agreement by the parties or determination by such third party the new increased limits as so agreed upon or determined, as the case may be, shall be in effect and carried by Lessee until further change pursuant to the provisions of this Section. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgagees.
     13.7 Blanket Policies and Policies Covering Multiple Locations. Notwithstanding anything to the contrary contained in this Article, Lessee’s obligations to carry the casualty insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy for each Facility meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied. For any liability policies covering one or more of the Facilities or any other facilities in addition to the Facilities, Lessor may require excess limits as Lessor reasonably determines.
     13.8 No Separate Insurance. Lessee shall not, on Lessee’s own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insured and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.
ARTICLE XIV.
     14.1 Insurance Proceeds. Subject to the rights of any Facility Mortgagees, all proceeds payable by reason of any loss or damage to the Leased Property, any Capital Additions or any part(s) or portion(s) thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, any Capital Additions or any part(s) or portion(s) thereof. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property and any Capital Additions (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor except as otherwise specifically provided below in this Article XIV. Subject to the rights of any Facility Mortgagees, all salvage resulting from any risk covered by insurance shall belong to Lessor.
     14.2 Insured Casualty.
          14.2.1 If the Leased Property and/or any Capital Additions of a Facility are damaged or destroyed from a risk covered by insurance carried by Lessee such that such Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i) restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to the greater of (y) the Minimum Repurchase Price of such Facility or (z) the Fair Market Value of such Facility immediately prior to such damage or destruction. If Lessor does not accept Lessee’s offer to so purchase the Leased Property of such Facility, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction or terminate this Lease with respect to such Facility in which event Lessor shall be entitled to retain the insurance proceeds.

          14.2.2 If the Leased Property and/or any Capital Additions of a Facility are damaged from a risk covered by insurance carried by Lessee, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate such Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property of such Facility for a purchase price equal to the greater of the Minimum Repurchase Price of such Facility or the Fair Market Value of such Facility immediately prior to such damage. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction, or terminate this Lease with respect to such Facility, in which event Lessor shall be entitled to retain the insurance proceeds.
          14.2.3 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts needed to restore such Facility. Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration.
          14.2.4 If Lessor accepts Lessee’s offer to purchase the Leased Property of a Facility, this Lease shall terminate as to such Facility upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property of such Facility then held by Lessor.
     14.3 Uninsured Casualty. If the Leased Property and/or any Capital Additions of a Facility is/are damaged or destroyed from a risk not covered by insurance carried by Lessee, whether or not such damage or destruction renders such Facility Unsuitable for its Primary Intended Use, Lessee at its expense shall restore the Leased Property and Capital Additions of such Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease with respect to such Facility or any other Facility.
     14.4 No Abatement of Rent. This Lease shall remain in full force and effect and Lessee’s obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.
     14.5 Waiver. Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property and/or any Capital Additions.
     14.6 Rights of Facility Mortgagees. Notwithstanding anything herein to the contrary, the provisions of this Article XIV are subject to the rights of the Facility Mortgagees.

ARTICLE XV.
     15.1 Condemnation.
          15.1.1 Total Taking. If the Leased Property and any Capital Additions of a Facility are totally and permanently taken by Condemnation, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.
          15.1.2 Partial Taking. If a portion of the Leased Property and any Capital Additions is taken by Condemnation, this Lease shall remain in effect if the affected Facility is not thereby rendered Unsuitable for its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.
          15.1.3 Restoration. If there is a partial taking of the Leased Property and any Capital Additions and this Lease remains in full force and effect pursuant to Section 15.1.2, Lessor shall, subject to the rights of Facility Mortgagees, make available to Lessee the portion of the Award necessary and specifically identified or allocated for restoration of the Leased Property and any such Capital Additions and Lessee shall accomplish all necessary restoration whether or not the amount provided or allocated by the Condemnor for restoration is sufficient.
          15.1.4 Award-Distribution. The entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater of the Fair Market Value of the applicable Facility prior to the institution of the Condemnation or the Minimum Repurchase Price of the applicable Facility.
          15.1.5 Temporary Taking. The taking of the Leased Property, any Capital Additions and/or any part(s) thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.
          15.1.6 Sale Under Threat of Condemnation. A sale by Lessor to any Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending, shall be deemed a Condemnation for purposes of this Lease. Lessor may, without any obligation to Lessee, agree to sell and/or convey to any Condemnor all or any portion of the Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment.
ARTICLE XVI.
     16.1 Events of Default. Any one or more of the following shall constitute an “Event of Default”:

          (a) a default shall occur under any other lease or other agreement or instrument, including the Contract of Acquisition, the Related Contract of Acquisition and the Related Leases, now or hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee, subject, however, to the express limitations set forth in such lease(s) or other agreement(s) on the survival of the representations, warranties and covenants contained therein, where the default is not cured within any applicable notice and cure period set forth therein;
          (b) a default shall occur under any New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable notice and cure period set forth therein;
          (c) Lessee shall fail to pay any installment of Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;
          (d) Lessee shall fail to obtain a letter of credit if required by Article XXI;
          (e) except as otherwise specifically provided for in this Section 16.1, if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;
          (f) Lessee or any Guarantor shall:
               (i) admit in writing its inability to pay its debts generally as they become due,
               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,
               (iii) make an assignment for the benefit of its creditors,
               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or
               (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;
          (g) Lessee or any Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of

Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;
          (h) Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets;
          (i) the estate or interest of Lessee in the Leased Property, any Capital Additions or any part(s) thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;
          (j) any Transfer occurs without Lessor’s consent in accordance with the provisions of Article XXIV;
          (k) any of the representations or warranties made by Lessee or its Affiliate in this Lease or in the Contract of Acquisition or the Related Contract of Acquisition (subject, however, to the express limitations set forth in the Contract of Acquisition and the Related Contract of Acquisition on the survival of the representations, warranties and covenants contained therein), or made by any Guarantor under the Guaranty proves to be untrue when made in any material respect which materially and adversely affects Lessor;
          (l) any Facility’s applicable license or third-party provider reimbursement agreements material to such Facility’s operation for its Primary Intended Use are at any time (i) terminated, (ii) revoked, or (iii) suspended for more than thirty (30) days without a plan of correction being filed;
          (m) any local, state or federal agency having jurisdiction over the operation of any Facility removes Ten Percent (10%) or more of the patients or residents located in such Facility;
          (n) Lessee fails to give notice to Lessor not later than ten (10) days after any notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any material violation of any law, order, ordinance, rule or regulation with respect to the operation of any Facility;
          (o) Lessee fails to cure or abate any material violation occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of any Facility, and within the time permitted by such authority for such cure or abatement;

          (p) Lessee fails to notify Lessor within forty-eight (48) hours after receipt of any notice from any governmental agency terminating or suspending or threatening termination or suspension, of any material license or certification relating to any Facility;
          (q) any proceedings are instituted against Lessee by any governmental authority which are reasonably likely to result in (i) the revocation of any license granted to Lessee for the operation of any Facility; (ii) the decertification of any Facility from participation in the Medicare or Medicaid reimbursement program; or (iii) the issuance of a stop placement order against Lessee that is not removed within ninety (90) days following the date of issuance thereof;
          (r) any default and acceleration of any indebtedness of Lessee has occurred; and
          (s) any default shall occur and be continuing under any Guaranty after any applicable notice and cure period provided for therein (including, without limitation, any default relating to the failure of Guarantor to meet any Consolidated Net Worth Requirements set forth therein).
     16.2 Certain Remedies. If an Event of Default shall have occurred, Lessor may terminate this Lease with respect to the Facility from which such Event of Default emanated, if any, and any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated primarily from a single Facility, by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease with respect to all such Facilities as to which Lessor has elected to so terminate this Lease. Any such notice of termination may, at Lessor’s option, be given and exercised concurrently with any notice of Event of Default given by Lessor to Lessee hereunder. In such event, such termination shall be effective immediately upon the occurrence of the Event of Default. Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated with respect to any one or more (including all, if so elected by Lessor) of the Facilities pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions of the Facilities as to which Lessor has so elected to terminate this Lease and quit the same and Lessor may enter upon and repossess such Leased Property and such Capital Additions by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee’s Personal Property from such Leased Property and such Capital Additions.
     16.3 Damages. (i) The termination of this Lease with respect to any one or more of the Facilities; (ii) the repossession of the Leased Property and Capital Additions of any Facility; (iii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property or any portion thereof; (iv) the reletting of all or any portion of the Leased Property; or (v) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In addition, the termination of this Lease with respect to any one or more of the Facilities shall not relieve Lessee of its liabilities and obligations hereunder with respect to such terminated Facility(ies) that are intended to survive the termination of this Lease, including, without limitation, the obligations set forth in this Section 16.3 and Sections 16.5, 23, 36.4 and 44.1.6. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Facility terminated to and including the date of such termination. Thereafter, following any such termination, Lessee shall forthwith pay to Lessor, at Lessor’s option, as and for liquidated and agreed current damages for an Event of Default by Lessee, the sum of:
          (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination with respect to the terminated Facility,
          (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination with respect to the terminated Facility until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,
          (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term for the terminated Facility after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus
          (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
As used in clauses (a) and (b) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate. As used in clause (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%).
     Alternatively, if Lessor does not elect to terminate this Lease with respect to any Facility, then Lessee shall pay to Lessor, at Lessor’s option, as and for agreed damages for such Event of Default without termination of Lessee’s right to possession of the Leased Property and any Capital Additions or any portion thereof, each installment of said Rent and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.
     16.4 Receiver. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Additions of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.
     16.5 Lessee’s Obligation to Purchase. Upon the occurrence of a Put Event with respect to any Facility, Lessor shall be entitled to require Lessee to purchase the Leased Property of such Facility, and any one or more (including all, if so elected by Lessor) other Facilities, regardless of whether such Put Event emanated from a single Facility, on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the greater of (i) the Fair Market Value of such Facility(ies), or (ii) the Minimum Repurchase Price of such Facility(ies), plus, in either event, all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date) with respect to such Facility(ies). If Lessor exercises such right, Lessor shall convey the Leased Property of such Facility(ies) to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate with respect to such Facility(ies). Any purchase by Lessee of the Leased Property of a Facility pursuant to this Section shall be in lieu of the damages specified in Section 16.3 with respect to such Facility. Notwithstanding anything herein to the contrary, the provisions of this Section 16.5 are subject to the rights of the Facility Mortgagees.
     16.6 Waiver. If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article with respect to a Facility, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.
     16.7 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease shall be applied to Lessee’s obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.
     16.8 Facility Operating Deficiencies. On written notice of a request therefor by Lessor to Lessee, upon the occurrence of a Facility Operating Deficiency with respect to a Facility specified with particularity in Lessor’s notice, and for a period of time necessary fully to remedy the Facility Operating Deficiency, Lessee shall engage the services of a management consultant, unaffiliated with Lessee and approved by Lessor, which approval shall not be unreasonably withheld, to review the management of such Facility for the purpose of making recommendations to remedy the Facility Operating Deficiency(ies). Subject to applicable Legal Requirements governing confidentiality of patient records, the management consultant shall have complete access to such Facility, its records, offices and facilities, in order that it may carry out its duties. Lessee shall cause such management consultant to prepare and deliver to Lessor and Lessee a written report of its recommendations within thirty (30) days after its engagement. If Lessee shall fail to designate a management consultant approved by Lessor as provided above within ten (10) days after Lessee’s receipt of the Lessor’s notice, Lessor may designate such management consultant by further notice to Lessee. Lessee shall be responsible for payment of all fees and expenses reasonably charged and incurred by the management consultant in carrying out its duties. Lessee shall promptly implement any and all reasonable recommendations made by such management consultant in order to promptly correct or cure such Facility Operating Deficiency; provided, however, that in no event shall Lessee implement any such recommendations if the same would constitute a violation of applicable Legal Requirements or would otherwise cause an Event of Default hereunder (e.g., a Transfer or change in use of the Leased Property), unless Lessor consents in writing to such Event of Default, which consent may be given or withheld in Lessor’s sole and absolute discretion.

     16.9 [Intentionally Omitted].
     16.10 Lessor’s Security Interest. The parties intend that if an Event of Default occurs under this Lease, Lessor will control Lessee’s Personal Property and the Lessee’s Intangible Property so that Lessor or its designee or nominee can operate or re-let each Facility intact for its Primary Intended Use. Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:
          16.10.1 Lessee, as debtor, hereby grants to Lessor, as secured party, a security interest and an express contractual lien upon all of Lessee’s right, title and interest in and to Lessee’s Personal Property and in and to Lessee’s Intangible Property and any and all products, rents, proceeds and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee’s Personal Property (collectively, the “Collateral”), in each case subject and subordinate to the security interests granted to any Facility Mortgagee(s). This Lease constitutes a security agreement covering all such Lessee’s Personal Property and Lessee’s Intangible Property. The security interest granted to Lessor with respect to Lessee’s Personal Property in this Section 16.10 is intended by Lessor and Lessee to be subordinate to any security interest granted in connection with the purchase money financing or leasing of all or any portion of the Lessee’s Personal Property so long as the lessor or financier of such Lessee’s Personal Property agrees to give Lessor written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Lessor a reasonable time following such notice to cure any such default and consents to Lessor’s written assumption of such lease or financing arrangement upon Lessor’s curing of any such defaults. The security interest granted to Lessor with respect to Lessee’s accounts receivable in this Section 16.10 is also intended by Lessor and Lessee to be subordinate to any security interest granted by Lessee to any institutional credit facility lender of Lessee in and to Lessee’s accounts receivable. This security agreement and the security interest created herein shall survive the expiration or earlier termination of this Lease with respect to any or all of the Facilities.
          16.10.2 Lessee hereby authorizes Lessor to file such financing statements, continuation statements and other documents as may be necessary or desirable to perfect or continue the perfection of Lessor’s security interest in the Collateral. In addition, if required by Lessor at any time during the Term, Lessee shall execute and deliver to Lessor, in form reasonably satisfactory to Lessor, additional security agreements, financing statements, fixture filings and such other documents as Lessor may reasonably require to perfect or continue the perfection of Lessor’s security interest in the Collateral. In the event Lessee fails to execute any financing statement or other documents for the perfection or continuation of Lessor’s security interest, Lessee hereby appoints Lessor as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest. Subject to the terms of Section 41.2 below, if requested by any institutional credit facility lender(s) of Lessee at any time during the Term, Lessor shall execute and deliver to such lender(s) and Lessee, in form reasonably satisfactory to such lender(s), such intercreditor agreements and similar documentation as such lender(s) may reasonably require to perfect or continue the perfection of such lender’s security interests in Lessee’s accounts receivables.

          16.10.3 Lessee will give Lessor at least thirty (30) days’ prior written notice of any change in Lessee’s name, identity, jurisdiction of organization or corporate structure. With respect to any such change, Lessee will promptly execute and deliver such instruments, documents and notices and take such actions, as Lessor deems necessary or desirable to create, perfect and protect the security interests of Lessor in the Collateral.
          16.10.4 Upon the occurrence of an Event of Default, Lessor shall be entitled to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee’s Personal Property and Lessee’s Intangible Property, including the right to sell the same at public or private sale.
ARTICLE XVII.
     17.1 Lessor’s Right to Cure Lessee’s Default. If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder, Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Additions for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.
ARTICLE XVIII.
     18.1 Purchase of the Leased Property. If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provisions of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special or limited warranty deed conveying the entire interest of Lessor in and to such Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of such Leased Property to Lessor; and (iv) any other encumbrances permitted hereunder to be imposed on such Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds. All expenses of such conveyance, including the cost of title insurance, attorneys’ fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.
     18.2 Rights of Lessee Prior to Closing. Notwithstanding anything to the contrary in this Lease, or at law or in equity, if Lessee exercises any right or option of Lessee to purchase or acquire the Leased Property of any Facility pursuant to any of the provisions of this

Lease, or Lessor shall exercise its right to require Lessee to purchase the Leased Property of any Facility pursuant to Section 16.5 hereof (herein, a “Purchase Right/Obligation Exercise”), the following shall pertain:
          (a) Such Purchase Right/Obligation Exercise (and any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise) shall not under any circumstances cause a termination of this Lease, and this Lease shall remain in full force and effect to and until the consummation of the closing in accordance with the terms thereof;
          (b) Lessee hereby acknowledges and agrees that Lessee shall not under any circumstances be entitled to possession of the Leased Property of any Facility under the terms of any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise until the closing thereof, and that, prior thereto, Lessee’s possession of the Leased Property of such Facility shall be solely by way of this Lease;
          (c) In no event shall Lessee be deemed a vendee in possession; and
          (d) In the event that an Event of Default shall occur at anytime during the period from such Purchase Right/Obligation Exercise to and until closing, Lessor shall be entitled to exercise any and all rights or remedies available to a landlord against a defaulting tenant, whether at law or equity, including those set forth in Article XVI hereof, and specifically including the right to recover possession of the Leased Property of such Facility through summary proceedings (such as unlawful detainer or other similar action permitted by law), and in no event shall Lessor be required to bring an action for ejectment or any other similar non-expedited proceeding.
ARTICLE XIX.
     19.1 Renewal Terms. Provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease with respect to all (but not less than all) of the Facilities then covered by this Lease for two (2) ten-year renewal terms (each an “Extended Term”), upon (i) giving written notice to Lessor of such renewal not less than twelve (12) months and not more than eighteen (18) months prior to the expiration of the then current Term and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor’s obligations under the Guaranty shall extend to this Lease, as extended by the Extended Term. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect.
     Notwithstanding anything to the contrary in this Section 19.1, Lessor, in its sole discretion, may waive the condition to Lessee’s right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee’s exercise of its renewal right for such Extended Term.
     19.2 Lessor’s Rights of Renewal and Early Termination. In order to facilitate the transfer of the operations of each Facility to a third party and/or to locate a replacement lessee, Lessor shall have the one time right with respect to each Facility to extend the Term of this Lease with respect to any such Facility for up to six (6) months. Such right of extension shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than four (4) months prior to the expiration of the Term and stating the date through which Lessor is extending the Term of this Lease for such Facility (which date shall not be later than six (6) months after the originally scheduled expiration date). In the event that Lessor shall exercise such right of extension, all of the terms and conditions of this Lease shall continue in full force and effect with respect to each Facility as to which Lessor has elected to so extend the applicable Term pursuant to this Section 19.2, and Lessee shall continue to pay Rent applicable to such Facility for and during such extension period at the same Minimum Rent rates as were in effect upon the expiration of the originally scheduled Term for such Facility; provided, however, that Lessor shall have the right to terminate this Lease with respect to such Facility during any such extension period upon not less than sixty (60) days prior written notice to Lessee. In such event, this Lease, as previously extended, shall terminate with respect to such Facility upon the date specified in Lessor’s notice of termination.
ARTICLE XX.
     20.1 Holding Over. Except as provided in Section 19.2, if Lessee shall for any reason remain in possession of the Leased Property and/or any Capital Additions of a Facility after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Minimum Rent each month an amount equal to One Hundred Fifty Percent (150%) of the monthly Allocated Minimum Rent applicable to the prior Lease Year for such Facility, together with all Additional Charges and all other sums payable by Lessee pursuant to this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property and/or any Capital Additions of such Facility. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.
ARTICLE XXI.
     21.1 Letters of Credit or Cash Security Deposit. On or prior to the execution and delivery of this Lease, and for sixty (60) days after the expiration or earlier termination of this Lease, Lessee shall have either deposited with Lessor a cash security deposit or letters of credit in an aggregate amount equal to one-fourth (1/4th) of the annual Minimum Rent (estimated for the first Lease Year if not yet fixed) payable by Lessee under this Lease for the then-current Lease Year (the “Security Amount”) in accordance with this Article XXI, in either case to secure Lessee’s obligations hereunder and Lessee’s and the obligations of any Affiliate of Lessee under any other lease or other agreement or instrument with or in favor of Lessor or any Affiliate of Lessor, including the Guaranty, the Contract of Acquisition, the Related Contract of Acquisition and the Related Leases, at the times, for the purposes set forth below.
     21.2 Requirements for Letters of Credit. Subject to Section 31.2.4, if Lessee elects to deliver one or more letters of credit hereunder, then each letter of credit delivered by

     Lessee to Lessor hereunder shall be in substantially the form of Exhibit E hereto, and shall be from a financial institution satisfactory to Lessor but in any event with (a) not less than $100 Million in net current assets, (b) a financial rating of not less than 60 as rated by Sheshonoff Information Services, Inc. (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and (c) an investment grade rating from each of Standard and Poors Corporation and Moody’s Investors Service, naming Lessor as beneficiary. Each letter of credit shall be for a term of not less than one (1) year and irrevocable during that term. Each letter of credit shall provide that it will be honored upon a signed statement by Lessor that Lessor is entitled to draw upon any letter of credit under this Lease, and shall require no signature or statement from any party other than Lessor. No notice to Lessee shall be required to enable Lessor to draw upon the letter of credit. Each letter of credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the letter of credit, the financial institution shall return the original letter of credit to Lessor and Lessor’s rights as to the remaining amount of the letter of credit will not be extinguished. In the event of a transfer of Lessor’s interest in the Leased Property, Lessor shall have the right to transfer the letter of credit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the letter of credit to a new Lessor. The letter of credit may be assigned as security in connection with a Facility Mortgage. If the financial institution from which Lessee has obtained a letter of credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors, consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Lessee shall obtain a replacement letter of credit within thirty (30) days of such act from another financial institution satisfactory to Lessor or deliver a cash security deposit in lieu thereof in accordance with the provisions of this Article XXI.
     21.3 Cash Security Deposit. If Lessee elects to deliver to Lessor a cash security deposit, then Lessor shall not be required to keep the cash security deposit separate from its general funds. On the first day of each Quarter, except during any period during which any Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, Lessor shall pay to Lessee, or, at Lessor’s option, credit for the restoration of the required amount of the Security Amount upon any draw hereunder or any scheduled increase in the Security Amount provided for herein, interest on the amount of such cash security deposit at a rate equal to the rate of interest received by Lessor from time to time on the funds held by Lessor in its deposit accounts. In the event of a transfer of Lessor’s interest in the Leased Property, Lessor shall have the right to transfer the cash security deposit to the transferee and thereupon shall, without any further agreement between the parties, be released by Lessee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of such cash security deposit to a new Lessor. The cash security deposit may be assigned as security in connection with a Facility Mortgage. IN ADDITION, WITH RESPECT TO ANY CASH SECURITY DEPOSIT, LESSEE WAIVES THE PROVISIONS OF ANY APPLICABLE LAWS NOW IN FORCE OR THAT BECOME IN FORCE AFTER THE DATE OF EXECUTION OF THIS LEASE, THAT PROVIDE IN SUBSTANCE THAT LESSOR MAY CLAIM FROM A CASH SECURITY DEPOSIT ONLY

THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY LESSEE, OR TO CLEAN THE LEASED PROPERTY. LESSOR AND LESSEE AGREE THAT LESSOR MAY, IN ADDITION, CLAIM THOSE SUMS NECESSARY TO COMPENSATE LESSOR FOR ANY OTHER FORESEEABLE OR UNFORESEEABLE LOSS OR DAMAGE CAUSED BY ACT OR OMISSION OF LESSEE OR LESSEE’S OFFICERS, AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS, OR INVITEES, INCLUDING, BUT NOT LIMITED TO THOSE DAMAGES TO WHICH LESSOR IS ENTITLED PURSUANT TO ARTICLE XVI.
          21.4 Timing for Letters of Credit or Cash Security Deposit. The initial letter of credit or cash security deposit shall be obtained and delivered to Lessor on or prior to the execution and delivery of this Lease. If Lessee has obtained letters of credit pursuant to this Article XXI, any letters of credit covering subsequent periods shall be obtained and delivered to Lessor not less than thirty (30) days prior to the expiration of the then existing letter of credit (“Letter of Credit Date”). The term for each such letter of credit shall begin no later than the expiration date of the previous letter of credit and shall comply with all requirements of this Article XXI.
          21.5 Uses of Letters of Credit or Cash Security Deposit. Lessor shall have the right to draw upon a letter of credit up to its full amount or apply all or any portion of the cash security deposit up to its full amount, as applicable, whenever (a) an Event of Default hereunder has occurred, (b) an event of default has occurred under any other lease or agreement between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee (including, without limitation, the Contract of Acquisition, the Related Contract of Acquisition, and the Related Leases) or under any other letter of credit, guaranty, mortgage, deed of trust, or other instrument now or hereafter executed by Lessee or an Affiliate of Lessee in favor of Lessor or an Affiliate of Lessor has occurred, or (c) an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default hereunder or an event of default under any such other lease, agreement, letter of credit, guaranty, mortgage, deed of trust, or other instrument, notwithstanding that transmittal of any such notice may be barred by applicable law. In addition, if Lessee fails to obtain a satisfactory letter of credit prior to the applicable Letter of Credit Date, Lessor may draw upon the full amount of the then existing letter of credit without giving any notice or time to cure to Lessee. No such draw upon the letter of credit or application of the cash security deposit, as applicable, shall (i) cure or constitute a waiver of an Event of Default, (ii) be deemed to fix or determine the amounts to which Lessor is entitled to recover under this Lease or otherwise, or (iii) be deemed to limit or waive Lessor’s right to pursue any remedies provided for in this Lease. If all or any portion of a letter of credit is drawn against by Lessor, Lessee shall, within two (2) business days after demand by Lessor, cause the issuer of such letter of credit to issue Lessor, at Lessee’s expense, a replacement or supplementary letter of credit in substantially the form attached hereto as Exhibit E or Lessee shall deposit with Lessor a cash security deposit such that at all times during the Term Lessor shall have the ability to draw on one or more letters of credit and/or cash security deposit totaling, in the aggregate, the Security Amount. Likewise, if any portion of the cash security deposit is applied by Lessor, Lessee shall, within five (5) Business Days after demand by Lessor, cause an amount equal to the amount of cash security deposit previously applied to be paid over to and deposited with Lessor or shall cause a letter of credit meeting the requirements of this Article XXI to be issued to Lessor such that that at all times during the Term Lessor shall have the ability to draw on one or more letters of credit and/or cash security deposit totaling, in the aggregate, the Security Amount.
ARTICLE XXII.
          22.1 Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property and any Capital Additions as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.
ARTICLE XXIII.
          23.1 General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property, or any Capital Additions or adjoining sidewalks thereto; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property or any Capital Additions; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property or any Capital Additions to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property or any Capital Additions; and (vi) the violation of any Legal Requirement. Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is determined by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor. All indemnification covenants are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or third party, and their property. For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

ARTICLE XXIV.
          24.1 Transfers.
               24.1.1 Prohibition. Lessee shall not, without Lessor’s prior written consent, which may be withheld in Lessor’s sole and absolute discretion, either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee’s leasehold estate hereunder, (ii) Master Sublease all or any part of the Leased Property and/or any Capital Additions of such Facility, (iii) engage the services of any Person for the management or operation of all or any part of the Leased Property and/or any Capital Additions of such Facility, (iv) convey, sell, assign, transfer or dispose of any stock or partnership, membership or other interests (whether equity or otherwise) in Lessee (which shall include any conveyance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any Controlling Person(s)), if such conveyance, sale, assignment, transfer or disposition results, directly or indirectly, in a change in control of Lessee (or in any Controlling Person(s)), (v) dissolve, merge or consolidate Lessee (which shall include any dissolution, merger or consolidation of any Controlling Person) with any other Person, if such dissolution, merger or consolidation, directly or indirectly, results in a change in control of Lessee or in any Controlling Person(s), (vi) sell, convey, assign, or otherwise transfer all or substantially all of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of all or substantially all of the assets of any Controlling Person(s)), (vii) sell, convey, assign, or otherwise transfer any of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of any of the assets of any Controlling Person) if the Consolidated Net Worth of Lessee (or such Controlling Person, as the case may be) immediately following such transaction is not at least equal to seventy-five percent (75%) of the Consolidated Net Worth of Lessee (or such Controlling Person) immediately prior to such transaction, or (viii) enter into or permit to be entered into any agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing (each of the aforesaid acts referred to in clauses (i) through (viii) being referred to herein as a “Transfer”). Any Commercial Occupancy Arrangement with respect to more than Fifteen Percent (15%) of any Facility in the aggregate to any Person and/or its Affiliates, directly or indirectly, or through one or more step transactions or tiered transactions, shall be deemed to be a “Master Sublease” hereunder. For any Commercial Occupancy Arrangement transaction not requiring the consent of Lessor hereunder (i.e., a Commercial Occupancy Arrangement not constituting a Master Sublease), Lessee shall, within ten (10) days of entering into any such Commercial Occupancy Arrangement, notify Lessor of the existence of such Commercial Occupancy Arrangement and the identity of the Occupant and supply Lessor with a copy of the agreement relating to such Commercial Occupancy Arrangement and any other related documentation, materials or information reasonably requested by Lessor. Notwithstanding anything to the contrary contained in this Article XXIV, Lessor acknowledges and agrees that any resident or patient Occupancy Arrangement transaction shall not constitute a Transfer requiring the consent of Lessor hereunder.

               24.1.2 Consent and Transfer Consideration.
                    24.1.2.1 Prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed Occupant, assignee, manager or other transferee; (ii) the terms and provisions of the Transfer, including any agreements in connection therewith; and (iii) such financial information as Lessor reasonably may request concerning the proposed Occupant, assignee, manager or other transferee. Lessor may, as a condition to granting such consent, which consent may be given or withheld in the sole and absolute discretion of Lessor, and in addition to any other conditions imposed by Lessor, require that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its parent or Controlling Person and that any Guaranty of this Lease be reaffirmed by any Guarantor notwithstanding such Transfer.
                    24.1.2.2 In connection with any Transfer, Lessor shall be entitled to receive the applicable Transfer Consideration.
                    24.1.2.3 The consent by Lessor to any Transfer shall not constitute a consent to any subsequent Transfer or to any subsequent or successive Transfer. Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.
               24.1.3 Attornment and Related Matters. Any Commercial Occupancy Arrangement entered into following the Commencement Date (whether or not the same constitutes a Master Sublease) shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that upon the expiration or earlier termination of this Lease Lessor, at its option and without any obligation to do so, may require any Occupant to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Commercial Occupancy Arrangement from the time of the exercise of such option to the termination of such Commercial Occupancy Arrangement; provided, however, that in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such Occupant to Lessee or for any other prior defaults of Lessee under such Commercial Occupancy Arrangement. In the event that Lessor shall not require such attornment with respect to any Commercial Occupancy Arrangement, then such Occupancy Arrangement shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee. In addition, any such Commercial Occupancy Arrangement shall provide that in the event that the Occupant or other transferee receives a written notice from Lessor stating that an Event of Default has occurred or that an event or circumstance has occurred which with notice and/or passage of time would constitute an Event of Default, such Occupant or other transferee thereafter shall without further consent or instruction of Lessee pay all rentals accruing under such Commercial Occupancy Arrangement directly to Lessor or as Lessor may direct; provided however that (i) as and to the extent that the amounts so paid to Lessor, together with other amounts paid to or received by Lessor on account of this Lease, exceed the amounts then due Lessor from Lessee under this Lease, the excess shall be promptly remitted to Lessee, and (ii) at such time as the Event of Default has been cured and this Lease reinstated (if ever), Lessor shall notify and direct the Occupant(s) in writing to resume making payments of rentals under their Commercial Occupancy Arrangement(s) directly to Lessee or as

Lessee may direct. Any such rentals collected from such Occupant or other transferee by Lessor shall be credited against the amounts owing by Lessee under this Lease in such order of priority as Lessor shall reasonably determine. Furthermore, any Commercial Occupancy Arrangement or other agreement regarding a Transfer shall expressly provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational and other information about the physical condition of the applicable Facility, including the information required by Section 25.2 herein, as Lessor may request from time to time.
               24.1.4 Assignment of Lessee’s Rights Against Occupant Under a Master Sublease. If Lessor shall consent to a Master Sublease, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and the Occupant thereunder, shall contain a provision substantially similar to the following:
               (i) Lessee and such Occupant hereby agree that, if such Occupant shall be in default of any of its obligations under the Master Sublease, which default also constitutes an Event of Default by Lessee under this Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee against such Occupant in connection therewith.
               (ii) Without limiting the generality of the foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against such Occupant in the name of Lessee in order to enforce Lessee’s rights under the Master Sublease, and also shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.
               (iii) Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor.
               (iv) Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor’s entitlement to pursue other rights and remedies directly against Lessee.
               24.1.5 Costs. Lessee shall reimburse Lessor for Lessor’s actual costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Transfer is actually consummated.
               24.1.6 No Release of Lessee’s Obligations. No Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The liability of Lessee named herein and any immediate and remote successor in interest of Lessee (i.e., by means of any Transfer), and the due performance of the obligations of this Lease on Lessee’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. If any Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.
               24.1.7 REIT Protection. Anything contained in this Lease to the contrary notwithstanding, (i) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the Occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Occupant, assignee, manager or other transferee; (ii) Lessee shall not furnish or render any services to an Occupant, assignee, manager or other transferee with respect to whom Transfer Consideration is required to be paid or manage or operate the Leased Property and/or any Capital Additions so Transferred with respect to which Transfer Consideration is being paid; (iii) Lessee shall not consummate a Transfer with any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); and (iv) Lessee shall not consummate a Transfer with any Person or in any manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any Occupancy Arrangement to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.
               24.1.8 Transfers In Bankruptcy. In the event of a Transfer pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any consideration constituting Lessor’s property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor. For purposes of this Section 24.1.8, the term “consideration” shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like. If any such consideration is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting or management fees, etc.), Lessor shall be entitled to receive in cash the then present fair market value of such consideration.
               24.1.9 Public Offering/Public Trading. Notwithstanding anything to the contrary in this Article XXIV, Lessor’s consent shall not be required in connection with, and the provisions of Section 24.1.2.2 (i.e., payment of Transfer Consideration) shall not apply to, any Transfer of any stock of Lessee or any Controlling Person(s) as a result of a public offering of Lessee’s or such Controlling Person’s stock which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and (b) results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering. In addition, so long as such stock of Lessee or any such Controlling Person(s) is listed for trading on any such exchange or authorized for quotation on such market, the transfer or exchange of such stock over such exchange or market shall not be deemed a Transfer hereunder unless the same (whether in one transaction or in any step or series of transactions) results, directly or indirectly, in a change in control of Lessee or such Controlling Person(s) (including pursuant to a tender or similar offer to acquire the outstanding and issued securities of Lessee or such Controlling Person(s)).
          24.2 Certain Permitted Transactions.
               24.2.1 Affiliate Transactions. Notwithstanding anything to the contrary contained in Section 24.1.1, but subject to the provisions of Section 24.1.7 above, Lessor’s consent shall not be required in connection with any assignment of Lessee’s entire interest in this Lease or a Master Sublease of the entire Leased Property of a Facility to an Affiliate of Lessee, so long as in connection therewith, each of the following conditions is met:
               (a) In connection with such assignment or Master Sublease, there is no change in the use of the Leased Property of any Facility from its Primary Intended Use;
               (b) No Event of Default or other event or circumstance which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing hereunder;
               (c) In the case of such an assignment, the assignee shall assume all of the obligations of Lessee hereunder whether accruing prior to or subsequent to the effective date of such assignment by an instrument in writing in form and substance reasonably satisfactory to Lessor. A copy of such executed assumption shall be delivered to Lessor along with the notice specified in clause (f) below;
               (d) Any Master Subletting shall be subject to the provisions of Section 24.1.3 above;
               (e) Neither the original Lessee nor any Guarantor shall be released from any of its respective obligations hereunder or under any Guaranty, whether occurring prior to or after the effective date of such transaction, and if requested by Lessor, the original Lessee shall execute a written guaranty of the “Lessee’s” obligations under this Lease in a form satisfactory to Lessor and such Guarantor shall execute a written affirmation of its obligations under such Guaranty in form satisfactory to Lessor.
               (f) Within ten (10) days after the effectiveness of such transaction, Lessee shall notify Lessor in writing of the occurrence of such event, the effective date thereof, the facts placing the same within the provisions of this Section 24.2.1 and any other change in the address for billings and notices to the Lessee pursuant to this Lease, accompanied by an executed copy of the assumption, Master Sublease (if any) or written guaranty as required pursuant to this Lease.

ARTICLE XXV.
          25.1 Officer’s Certificates and Financial Statements.
               25.1.1 Officer’s Certificate. At any time and from time to time upon Lessee’s receipt of not less than ten (10) days’ prior written request by Lessor, Lessee shall furnish to Lessor an Officer’s Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. Lessee’s failure to deliver such statement within such time shall constitute an acknowledgment by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property or any portion thereof.
               25.1.2 Statements. Lessee shall furnish the following statements to Lessor:
               (a) within 120 days after the end of Parent’s fiscal year, a copy of (i) the audited consolidated balance sheet of Parent and its Subsidiaries, consolidated statements of income, shareholders’ equity, and cash flows for Parent for such fiscal year, and (ii) the unaudited consolidating balance sheet of Parent and its Subsidiaries, consolidating statements of income, shareholders’ equity, and cash flows for Parent and its Subsidiaries for such fiscal year, all of which shall be prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, such audited financial statements to be certified by nationally recognized certified public accountants;
               (b) within 120 days after the end of each of Lessee’s and Guarantor’s fiscal years, a copy of the unaudited consolidated balance sheets of Lessee, its consolidated Subsidiaries and Guarantor as of the end of such fiscal year, and related unaudited consolidated statements of income, changes in common stock and other stockholders’ equity and changes in the financial position of Lessee, its consolidated Subsidiaries and Guarantor for such fiscal year, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved;
               (c) within 120 days after the end of each of Lessee’s and Guarantor’s fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer’s Certificate stating that to the best of the signer’s knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;
               (d) within forty-five (45) days after the end of each of the first twelve (12) months of the Term and the last eighteen (18) months of the Term, all consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility; and otherwise within forty-five (45) days after the end of each of Lessee’s quarters, all quarterly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility;
               (e) within thirty (30) days after filing, a copy of each cost report filed with the appropriate governmental agency for each Facility;
               (f) within thirty (30) days after they are required to be filed with the SEC, copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which Lessee is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;
               (g) within ten (10) days following Lessee’s receipt thereof, copies of all written communications received by Lessee from any regulatory agency relating to (i) surveys of each Facility for purposes of licensure, Medicare and Medicaid certification and accreditation and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at each Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of each Facility, and involving an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of any Facility’s license to be operated in accordance with its Primary Intended Use;
               (h) within 120 days after the end of each fiscal year of the financial institution issuing the letter of credit required under Article XXI, if any, a copy of the audited consolidated balance sheets of such financial institution as of the end of such fiscal year, and related unaudited consolidated statements of income, changes in common stock and other stockholders equity and changes in the financial position of such financial institution and its consolidated subsidiaries for each such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;
               (i) within ten (10) days following Lessee’s receipt thereof, copies of all material claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or any Capital Additions or Lessee’s use thereof; and
               (j) with reasonable promptness, such other information respecting (i) the financial and operational condition and affairs of Lessee, any Guarantor and each Facility,

(ii) the physical condition of the Leased Property and any Capital Additions and (iii) any suspected Transfer, including the then equity or voting ownership in Lessee or in any Controlling Person(s), in each case as Lessor may reasonably request, in the form of a questionnaire or otherwise, from time to time.
               25.1.3 Charges. Lessee acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this Article XXV will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV, Lessee shall pay to Lessor upon demand $500.00 for each such failure as Additional Charges. The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee’s failure to furnish Lessor with such certificates and statements.
               25.1.4 Lessee’s Submission of Certificates/Statements. Lessee shall be obligated to furnish Lessor with all certificates and statements required under this Article XXV either by (i) delivery of printed copies of the same to Lessor at its address set forth in Article XXXIII below or any other address that Lessor may from time to time designate in writing or (ii) electronic delivery of the same to Lessor at any electronic mail address that Lessor may from time to time designate in writing.
ARTICLE XXVI.
          26.1 Lessor’s Right to Inspect and Show the Leased Property and Capital Additions. Lessee shall permit Lessor and its authorized representatives to (i) inspect the Leased Property and any Capital Additions and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term applicable to each portion of the Leased Property and Capital Additions (to the extent Lessee has not previously and timely exercised its right to extend the Term for any remaining Extended Terms), to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement. Lessee shall cooperate with Lessor in exhibiting the Leased Property and any Capital Additions to prospective purchasers, lenders, lessees and managers.
ARTICLE XXVII.
          27.1 No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.
ARTICLE XXVIII.
          28.1 Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.
ARTICLE XXIX.
          29.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any Capital Additions or any part(s) thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.
ARTICLE XXX.
          30.1 No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property or any part(s) thereof.
ARTICLE XXXI.
          31.1 Conveyance by Lessor. Lessor may, without the consent or approval of Lessee, sell, transfer, assign, convey or otherwise dispose of any or all of the Leased Property. If Lessor or any successor owner of the Leased Property shall sell, transfer, assign, convey or otherwise dispose of the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor with respect to such Leased Property under this Lease arising or accruing from and after the date of such sale, transfer, assignment or other disposition and all such future liabilities and obligations with respect to such Leased Property shall thereupon be binding upon such purchaser, grantee, assignee or transferee. In the event of any such sale, transfer, assignment, conveyance or other disposition (other than as security for a debt) of less than all of the Leased Property then subject to this Lease, the provisions of Section 31.2 hereof shall apply.
          31.2 New Lease. Lessor shall have the right, at any time and from time to time during the Term for any purpose, by written notice to Lessee, to require Lessee to execute an amendment to this Lease whereby the Leased Property of one or more Facilities (individually, a “Separated Property” or collectively, the “Separated Properties”) is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case:
               31.2.1 Lessor and Lessee shall execute a new lease (the “New Lease”) for such Separated Property(ies), effective as of the date specified in Section 31.2.3 below (the “New Lease Effective Date”), in the same form and substance as this Lease, but with such non-material changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Leased Property, including specifically the following:

               (a) The total monthly Minimum Rent payable under such New Lease shall be the total applicable monthly Allocated Minimum Rent with respect to such Separated Property(ies);
               (b) All Minimum Rent rental escalations under the New Lease shall be at the times and in the amounts set forth in this Lease for Minimum Rent increases and the “Base Resident Revenues” thereunder shall be an amount equal to the “Base Resident Revenues” with respect to such Separated Property(ies) as set forth on Exhibit D attached hereto; and
               (c) The New Lease shall provide that the lessee thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Property(ies), that were not paid, performed and satisfied in full prior to the effective date of the New Lease (and Lessee under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the effective date of such New Lease).
               31.2.2 Lessor and Lessee shall also execute an amendment to this Lease effective as of the New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Leased Property and making such non-material modifications to this Lease as are necessitated thereby.
               31.2.3 In the case of any New Lease that is entered into in accordance with this Section 31.2 such New Lease shall be effective on the date which is the earlier of (i) the date the New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Lessor to Lessee requiring a New Lease as described above, which date shall be no sooner than ten (10) days after the date such notice is issued.
               31.2.4 Lessee’s obligation to provide letters of credit or a cash security deposit in accordance with Article XXI of this Lease shall be segregated so that (a) the applicable Lessee shall be required to provide a letter of credit or cash security deposit pursuant to the New Lease, on the same terms and conditions as set forth in this Lease, except that “Security Amount” under the New Lease shall mean an amount equal to one-fourth (1/4) of the annual Minimum Rent payable under such New Lease for each Lease Year during the term thereof, and (b) the “Security Amount” under this Lease (as amended) shall be reduced by the “Security Amount” for the New Lease determined in accordance with subsection (a) above.
               31.2.5 Lessee and Lessor shall take such actions and execute and deliver such documents, including without limitation the New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 31.2.
               31.2.6 Each party shall bear its own costs and expenses in connection with any New Lease entered into in accordance with this Section 31.2.
          31.3 Incorporation of Lease and Related Leases into a Single Master Lease. Lessor shall have the right, at any time during the Term, to require Lessee to enter into one or more lease agreements covering the Leased Property of each Facility and any one or more of the facility(ies) that are the subject of the Related Leases, such that the Leased Property of each Facility and such facility(ies) designated by Lessor are leased by Lessor and its applicable Affiliate(s) to Lessee and its applicable Affiliate(s) pursuant to a single, integrated and indivisible lease agreement(s) (the “Master Lease(s)”). The lease of the Leased Property of each Facility and such additional facility(ies) pursuant to such Master Lease(s) shall be upon the same terms and conditions as are set forth in (a) this Lease with respect to the Leased Property of each Facility and (b) the applicable Related Lease(s) with respect to the additional facility(ies) that are designated by Lessor to be included in such Master Lease(s); provided, however, that the Master Lease(s) may include such changes to this Lease and the applicable Related Lease(s) as necessary to reflect the fact that the Master Lease(s) are a single, integrated and indivisible agreement(s). Effective as of the date of execution of the Master Lease(s), this Lease shall be deemed to be amended and restated in its entirety by the Master Lease(s); provided, however, that neither Lessee nor any Guarantor shall be released from any of the obligations of the Lessee hereunder or the Guarantor under the Guaranty occurring prior to such date. Notwithstanding anything to the contrary contained in this Section 31.3, Lessor’s right to require Lessee to enter into any Master Lease is expressly conditioned upon the approval thereof by any Facility Mortgagee hereunder and the Facility Mortgagees under the applicable Related Lease(s).
ARTICLE XXXII.
          32.1 Quiet Enjoyment. So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof, or the Commencement Date or created thereafter as permitted hereunder or thereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.
ARTICLE XXXIII.
          33.1 Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a “notice”) must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

If to Lessor:	Texas HCP AL, L.P.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attn: Legal Department
Fax: (562) 733-5200

with a copy to:	Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626
Attn: David C. Meckler, Esq.
Fax: (714) 755-8290

If to Lessee:	c/o Capital Senior Living Corporation
14160 Dallas Parkway #300
Dallas, Texas 75254
Attn: David R. Brickman, Esq.
Fax: (972) 770-5666

with a copy to:	Fulbright & Jaworski, L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attn: Winston W. Walp II, Esq.
Fax: (214) 855-8200
Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In lieu of notice by U.S. Mail, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier’s delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.
ARTICLE XXXIV.
          34.1 Appraiser. If it becomes necessary to determine the Fair Market Value, Fair Market Rental or Leasehold FMV of any Facility for any purpose of this Lease, the same shall be determined by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are Members of the Appraisal Institute (or any successor organization thereto), as may be reasonably selected by Lessor (the “Appraiser”). Lessor shall cause such Appraiser to determine the Fair Market Value, Fair Market Rental or Leasehold FMV of such Facility as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. A written report of such Appraiser shall be delivered and addressed to each of Lessor and Lessee. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to all three customary methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach), and no one method or approach shall be deemed conclusive simply by reason of the nature of Lessor’s business or because such approach may have been used for purposes of determining the fair market value of the applicable Facility at the time of acquisition thereof by

Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half of the fees and expenses of the Appraiser and one-half of all other costs and expenses incurred in connection with such appraisal.
ARTICLE XXXV.
          35.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, a “Lessor’s Encumbrance”) upon the Leased Property and any Capital Additions or any part(s) or portion(s) thereof or interests therein. This Lease is and at all times shall be subject and subordinate to any such Lessor’s Encumbrance which may now or hereafter affect the Leased Property and/or any such Capital Additions and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may request for such purposes. If, in connection with obtaining financing or refinancing for the Leased Property and/or any such Capital Additions, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto.
          35.2 Attornment. If Lessor’s interest in the Leased Property and/or any Capital Additions or any part(s) or portion(s) thereof is sold, conveyed or terminated upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law: (i) at the new owner’s option, Lessee shall attorn to and recognize the new owner or superior lessor as Lessee’s “Lessor” under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) days after request; and (ii) the new owner or superior lessor shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale, conveyance or termination, (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale, conveyance or termination, (c) be bound by any previous modification or amendment of this Lease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee or, in the case of such prepayment, such prepayment of rent has actually been delivered to such successor lessor, or (d) liable for any security deposit or other collateral deposited or delivered to Lessor pursuant to this Lease unless such security deposit or other collateral has actually been delivered to such successor lessor.
          35.3 Compliance with Facility Mortgage Documents.
               35.3.1 Lessee acknowledges and agrees that Lessor intends to finance a portion of the acquisition of the Leased Property of each Facility under the Contract of Acquisition through the assumption of certain existing Facility Mortgage indebtedness (the “Assumed Facility Mortgages” and each, an “Assumed Facility Mortgage”) encumbering the

Leased Property or portions thereof or interests therein as of the Commencement Date. With respect to any such Assumed Facility Mortgage, Lessee acknowledges that it has received copies of, reviewed and is familiar with all of the Facility Mortgage Loan Documents relating thereto. Lessee acknowledges that any Facility Mortgage Loan Documents executed by Lessor will impose certain obligations on the “Borrower” thereunder to comply with or cause the operator and/or lessee of the Facilities to comply with all representations, covenants and warranties contained therein relating to such Facilities and the operator and/or lessee of such Facilities, including, covenants relating to (a) the maintenance and repair of the Facilities, (b) maintenance and submission of financial records and accounts of the operation of each Facility and related financial and other information regarding the operator and/or lessee of such Facilities and the Facilities themselves, (c) the procurement of insurance policies with respect to the Facilities, (d) compliance with certain financial covenants with respect to the Leased Property and the posting of a letter(s) of credit if such financial covenants are not met and (e) without limiting the foregoing, compliance with all Legal Requirements relating to the Facilities and the operation thereof for their Primary Intended Use. For so long as any Facility Mortgages encumber the Leased Property, or any portion thereof, Lessee covenants and agrees, at its sole cost and expense and for the express benefit of Lessor, to operate the Facilities in strict compliance with the terms and conditions of the Facility Mortgage Loan Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the obligations of Lessor relating thereto. To the extent that any of such duties and obligations may not properly be performed by Lessee, Lessee shall cooperate with and assist Lessor in the performance thereof (other than payment of any indebtedness evidenced or secured thereby), but Lessee shall not incur any liability to any Facility Mortgagees for such duties and obligations. Lessor shall use good faith efforts to ensure that the duties and obligations imposed upon Lessee by any Facility Mortgage Loan Documents relating to any Facility Mortgages which refinance any Assumed Facility Mortgage are not materially more burdensome to Lessee’s obligations to Lessor under this Lease or otherwise imposed by any Facility Mortgage Loan Documents under any applicable Assumed Facility Mortgage.
               35.3.2 Without limiting Lessee’s obligations pursuant to any other provision of this Section 35.3, during the Term of this Lease, Lessee acknowledges and agrees that, except as expressly provided elsewhere in this Lease, it shall undertake at its own cost and expense the performance of any and all repairs, replacements, capital improvements, maintenance items and all other requirements relating to the condition of each Facility which are required by any Facility Mortgage Loan Documents (subject to the proviso in the last sentence of Section 35.3.1 above), and Lessee shall be solely responsible and hereby covenants to fund and maintain any and all impound, escrow or other reserve or similar accounts required under any Facility Mortgage Loan Documents (subject to the proviso in the last sentence of Section 35.3.1 above) as security for or otherwise relating to any operating expenses of the Facilities, including any capital repair or replacement reserves and/or impounds or escrow accounts for Impositions or insurance premiums (each a “Facility Mortgage Reserve Account”); provided, however, that in connection with any refinance of any Assumed Facility Mortgage, Lessor shall request that any such Facility Mortgage not require the funding or maintenance of any Facility Mortgage Reserve Account in connection therewith, notwithstanding the current requirements imposed by any Facility Mortgage Loan Document relating to any such Assumed Facility Mortgage. During the Term of this Lease and provided that no Event of Default shall have occurred and be continuing hereunder, Lessee shall, subject to the terms and conditions of such Facility Mortgage Reserve Account and the requirements of the Facility Mortgagee(s) thereunder, have access to and the right to apply or use (including for reimbursement) to the same extent of Lessor all monies held in each such Facility Mortgage Reserve Account for the purposes and subject to the limitations for which such Facility Mortgage Reserve Account is maintained, and Lessor agrees to reasonably cooperate with Lessee in connection therewith.
ARTICLE XXXVI.
          36.1 Hazardous Substances and Mold.
               36.1.1 Lessee shall not allow any Hazardous Substance to be located, stored, disposed of, released or discharged in, on, under or about the Leased Property and Capital Additions or incorporated in any Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property or any Capital Additions in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the applicable Facility during any period of renovation or construction (including re-construction) thereof and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Lessee shall not allow the Leased Property or any Capital Additions to be used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.
               36.1.2 Lessee shall also not allow to exist in or about the Leased Property or any Capital Additions any Mold Condition and Lessee shall, at its sole cost and expense, regularly monitor the Leased Property or any Capital Additions for the presence of Mold and Mold Conditions.
          36.2 Notices. Lessee shall provide to Lessor promptly (but in any event within five (5) days of the discovery thereof), and in any event immediately upon Lessee’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any Capital Additions or any adjacent property thereto; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property or any Capital Additions; (iii) any claim made or threatened by any Person against Lessee or the Leased Property or any Capital Additions relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any Capital Additions, including any complaints, notices, warnings or asserted violations in connection therewith. In the event of suspected or actual Mold or Mold Conditions at the Leased Property, Lessee shall promptly (but in any event within five (5) days of the discovery thereof) notify Lessor in writing of the same and the precise location thereof. In addition, in the event of suspected Mold or Mold Conditions at the Leased Property or any Capital Additions, Lessee, at its sole cost and expense, shall promptly cause an inspection of the Premises to be conducted to determine if Mold or Mold Conditions are present at the Leased Property or any Capital Additions, and shall notify Lessor, in writing, at least three (3) days prior to the inspection, of the date on which the inspection shall occur, and which portion of the Leased Property or any Capital Additions shall be subject to the inspection. Lessee shall retain a

Mold Inspector to conduct the inspection and shall cause such Mold Inspector to perform the inspection in a manner that is strictly confidential and consistent with the duty of care exercised by a Mold Inspector and to prepare an inspection report, keep the results of the inspection report confidential, and promptly provide a copy of the same to Lessor.
          36.3 Remediation. If Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any Capital Additions or any adjacent property thereto, or if Lessee, Lessor or the Leased Property or any Capital Additions becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property and any Capital Additions, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. Upon the discovery of any Mold or Mold Conditions in or about the Leased Property or any Capital Additions, Lessee shall also immediately notify Lessor of such event and, its sole cost and expense, hire a trained and experienced Mold remediation contractor(s) to completely clean-up and remove from the Leased Property and any Capital Additions all Mold or Mold Conditions in strict compliance with all Mold Remediation Requirements. If Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor’s costs and expenses incurred in connection therewith.
          36.4 Indemnity. Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property or any Capital Additions (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property or any Capital Additions, (ii) the presence of any Hazardous Substances, Mold or Mold Condition in, on, under or about the Leased Property or any Capital Additions, (iii) the violation of any Legal Requirements (including Environmental Laws), (iv) any illness to or death of persons or damage to or destruction of property resulting from such Mold or Mold Condition, and (v) any failure to observe the foregoing covenants of this Article XXXVI. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.
          Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor:

               (a) In investigating any and all matters relating to the Handling of any Hazardous Substances or the presence or remediation of Mold or any Mold Condition in, on, from, under or about the Leased Property or any Capital Additions;
               (b) In bringing the Leased Property or any Capital Additions into compliance with all Legal Requirements, including Mold Remediation Requirements and Environmental Laws; and
               (c) Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or any Capital Additions or offsite or in conducting any removal or remediation of Mold or any Mold Condition from the Leased Property or any Capital Additions.
          If any claim is made hereunder, Lessee agrees to pay such claim promptly, and in any event to pay such claim within thirty (30) calendar days after receipt by Lessee of notice thereof. If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.
          36.5 Inspection. Lessor shall have the right, from time to time, in its reasonable discretion and upon not less than five (5) days’ written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property and all Capital Additions to determine the existence or presence of Hazardous Substances, Mold or any Mold Condition on or about the Leased Property or any such Capital Additions. Lessor shall have the right to enter and inspect the Leased Property and all Capital Additions, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property or any such Capital Additions. Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Charges by Lessee to Lessor. Failure to conduct an inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for conditions subsequently determined to be associated with or to have occurred during Lessee’s tenancy. Lessee shall remain liable for any environmental condition, Mold or Mold Condition related to or having occurred during or prior to its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an inspection at the termination of this Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.
ARTICLE XXXVII.
          37.1 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into one or more short form memoranda of this Lease, each in form suitable for recording under the laws of the applicable State. Lessee shall pay all costs and expenses of recording any such memoranda and shall fully cooperate with Lessor in removing from record any such memoranda upon the expiration or earlier termination of the Term with respect to the applicable Facility.

ARTICLE XXXVIII.
          38.1 Sale of Assets. Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(5)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor’s counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor’s counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the Ninety-Five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision, of the Code. If Lessee has the right or obligation to purchase the Leased Property or any portion thereof pursuant to the terms herein, and if Lessor determines not to sell such Leased Property or any portion thereof pursuant to the above sentence, then Lessee shall purchase such Leased Property or any portion thereof, upon and subject to all applicable terms and conditions set forth in this Lease, at such time as the transaction, upon the advice of Lessor’s counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the Ninety-Five Percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property and all Capital Additions from Lessor at the Fair Market Rental.
ARTICLE XXXIX.
          39.1 [Intentionally Omitted]
ARTICLE XL.
          40.1 Authority. If Lessee is a corporation, limited liability company, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall concurrently with the execution and delivery of this Lease to Lessor deliver to Lessor evidence of such authority satisfactory to Lessor.
ARTICLE XLI.
          41.1 Attorneys’ Fees. If Lessor or Lessee brings an action or other proceeding (including an arbitration pursuant to Article XLIII) against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys’ fees incurred therein.
          41.2 Administrative Expenses. In addition to the provisions of Section 41.1 above, and any other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor’s reasonable attorneys’ fees, Lessee shall pay, as Additional Charges, all out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs)

incurred by Lessor in connection with (a) the administration of this Lease, including all costs and expenses incurred by Lessor in connection with responding to requests by Lessee for Transfers (including the review, negotiation or documentation thereof) or any other matters over which Lessor has review or approval rights, the review of any letters of credit, but excluding ordinary day-to-day costs and expenses such as generating billing statements and general lease maintenance, (b) any revisions, extensions, renewals or “workouts” of this Lease, (c) the exercise of any right or enforcement of any obligation of Lessee to purchase the Leased Property, or any portion thereof, (d) any intercreditor agreements or similar documentation entered into by Lessor and any institutional credit facility lender(s) of Lessee pursuant to the terms of Section 16.10 above and (e) the enforcement or satisfaction by Lessor of any Lessee’s obligations under this Lease, including preparation of notices of an Event of Default and the collection of past due Rent.
ARTICLE XLII.
          42.1 Brokers. Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.
ARTICLE XLIII.
          43.1 ARBITRATION OF DISPUTES.
               43.1.1 EXCEPT AS PROVIDED IN SECTION 43.1.2 BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM OF WHATSOEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS LEASE, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE DETERMINED BY FINAL AND BINDING, CONFIDENTIAL ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN ACCORDANCE WITH ITS THEN-EXISTING COMMERCIAL ARBITRATION RULES, AND THE SOLE ARBITRATOR SHALL BE SELECTED IN ACCORDANCE WITH SUCH AAA RULES. ANY ARBITRATION HEREUNDER SHALL BE GOVERNED BY THE UNITED STATES ARBITRATION ACT, 9 U.S.C. 1-16 (OR ANY SUCCESSOR LEGISLATION THERETO), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF. NEITHER LESSOR, LESSEE NOR THE ARBITRATOR SHALL DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF ALL PARTIES; PROVIDED, HOWEVER, THAT EITHER PARTY MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY SUCH ARBITRATION TO ITS PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND

ACCOUNTANTS AND TO ANY OTHER PERSON TO WHOM DISCLOSURE IS REQUIRED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, INCLUDING PURSUANT TO AN ORDER OF A COURT OF COMPETENT JURISDICTION. UNLESS OTHERWISE AGREED BY THE PARTIES, ANY ARBITRATION HEREUNDER SHALL BE HELD AT A NEUTRAL LOCATION SELECTED BY THE ARBITRATOR IN LOS ANGELES, CALIFORNIA. THE COST OF THE ARBITRATOR AND THE EXPENSES RELATING TO THE ARBITRATION (EXCLUSIVE OF LEGAL FEES) SHALL BE BORNE EQUALLY BY LESSOR AND LESSEE UNLESS OTHERWISE SPECIFIED IN THE AWARD OF THE ARBITRATOR. SUCH FEES AND COSTS PAID OR PAYABLE TO THE ARBITRATOR SHALL BE INCLUDED IN “COSTS AND REASONABLE ATTORNEYS’ FEES” FOR PURPOSES OF ARTICLE XLI AND THE ARBITRATOR SHALL SPECIFICALLY HAVE THE POWER TO AWARD TO THE PREVAILING PARTY PURSUANT TO SUCH ARTICLE XLI SUCH PARTY’S COSTS AND EXPENSES INCURRED IN SUCH ARBITRATION, INCLUDING FEES AND COSTS PAID TO THE ARBITRATOR.
               43.1.2 THE PROVISIONS OF THIS ARTICLE XLIII SHALL NOT APPLY TO:
                    (A) ANY UNLAWFUL DETAINER OR OTHER SIMILAR SUMMARY OR EXPEDITED PROCEEDING FOR EJECTMENT OR RECOVERY OF POSSESSION OF THE LEASED PROPERTY AND CAPITAL ADDITIONS OF ANY FACILITY INSTITUTED BY LESSOR IN ACCORDANCE WITH APPLICABLE LEGAL REQUIREMENTS AS THE RESULT OF AN EVENT OF DEFAULT OR ALLEGED EVENT OF DEFAULT BY LESSEE PURSUANT TO THIS LEASE. IN ADDITION, IF PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, LESSOR SHALL BE ENTITLED IN CONNECTION WITH ANY SUCH PROCEEDING TO SEEK ANY DAMAGES TO WHICH IT IS ENTITLED AT LAW, INCLUDING THOSE SET FORTH IN ARTICLE XVI.
                    (B) ANY SPECIFIC CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS TO WHICH THIS LEASE SPECIFICALLY PROVIDES ANOTHER METHOD OF DETERMINING SUCH CONTROVERSY, DISPUTE, QUESTION OR ISSUE AND PROVIDES THAT A DETERMINATION PURSUANT TO SUCH METHOD IS FINAL AND BINDING, UNLESS BOTH LESSOR AND LESSEE AGREE IN WRITING TO WAIVE SUCH PROCEDURE AND PROCEED INSTEAD PURSUANT TO THIS ARTICLE XLIII.
                    (C) ANY REQUEST OR APPLICATION FOR AN ORDER OR DECREE GRANTING ANY PROVISIONAL OR ANCILLARY REMEDY (SUCH AS A TEMPORARY RESTRAINING ORDER OR INJUNCTION) WITH RESPECT TO ANY RIGHT OR OBLIGATION OF EITHER PARTY TO THIS LEASE, AND ANY PRELIMINARY DETERMINATION OF THE UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS IS REQUIRED TO DETERMINE WHETHER OR NOT TO GRANT SUCH RELIEF. A FINAL AND BINDING DETERMINATION OF SUCH UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE SHALL BE MADE BY AN ARBITRATION CONDUCTED PURSUANT TO THIS ARTICLE XLIII AFTER AN APPROPRIATE TRANSFER OR REFERENCE TO THE ARBITRATOR SELECTED

PURSUANT TO THIS ARTICLE XLIII UPON MOTION OR APPLICATION OF EITHER PARTY HERETO. ANY ANCILLARY OR PROVISIONAL RELIEF WHICH IS GRANTED PURSUANT TO THIS CLAUSE (C) SHALL CONTINUE IN EFFECT PENDING AN ARBITRATION DETERMINATION AND ENTRY OF JUDGMENT THEREON PURSUANT TO THIS ARTICLE XLIII.
               43.1.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.
               LESSOR’S INITIALS:
               LESSEE’S INITIALS:
ARTICLE XLIV.
          44.1 Miscellaneous.
               44.1.1 Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.
               44.1.2 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.
               44.1.3 Non-Recourse. Lessee specifically agrees to look solely to the Leased Property for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor. Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.
               44.1.4 Licenses and Operation Transfer Agreements. Upon the expiration or earlier termination of the Term with respect to any Facility, Lessee shall use its best efforts to transfer to Lessor or Lessor’s nominee a fully operational Facility and shall cooperate with Lessor or Lessor’s designee or nominee in connection with the processing by Lessor or Lessor’s designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of such Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor’s designee or nominee. Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of such Facility, and Lessee shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term applicable to such Facility. Without limiting the generality of the foregoing, the following shall apply:
                    (a) If requested by Lessor or a proposed replacement operator for such Facility, Lessee hereby agrees to enter into a reasonable operations transfer agreement with such replacement operator as is customary in the transfer to a new operator of the operations of a facility similar to such Facility. Lessee shall not unreasonably withhold, condition or delay its consent to entering into any interim subleases or management agreements as may be necessary to effectuate an early transfer of the operations of such Facility prior to the time that such replacement operator holds all licenses and permits from all applicable governmental authorities with jurisdiction necessary to operate such Facility for its Primary Intended Use.
                    (b) If requested by Lessor, Lessee shall, subject to compliance with all applicable Legal Requirements, continue to manage one or more Facilities after the termination of this Lease and for so long thereafter as is necessary for Lessor or Lessor’s designee or nominee to obtain all necessary licenses, operating permits and other governmental authorizations, on such reasonable terms (which shall include an agreement to reimburse Lessee for its reasonable out-of-pocket costs and expenses and reasonable and administrative costs) as Lessor shall request.
In addition, upon request, Lessee shall promptly deliver copies of all books and records relating to the Leased Property of such Facility and all Capital Additions thereto and operations thereon to Lessor or Lessor’s designee or nominee. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense reasonably incurred by Lessor or Lessor’s designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property of any Facility and all Capital Additions thereon in the course of any change of ownership inspection and audit.

          44.1.5 Successors and Assigns. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article XXIV, upon Lessee and its successors and assigns.
          44.1.6 Termination Date. If this Lease is terminated by Lessor or Lessee under any provision hereof with respect to any one or more (including all, if applicable) of the Facilities, and upon the expiration of the Term applicable to a Facility (collectively, the “termination date”), the following shall pertain:
          (a) Lessee shall vacate and surrender the Leased Property, Lessee’s Personal Property and all Capital Additions relating to the applicable Facility to Lessor in the condition required by Section 9.1.4. Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder. Lessee shall, at Lessee’s cost, repair any damage to such Leased Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of such Leased Property, Lessee’s Personal Property and Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand.
          (b) Without limiting the provisions of Section 44.1.1 above, upon any such termination or expiration of this Lease with respect to a Facility, the following shall pertain:
          (i) Lessee agrees to defend, protect, indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee’s indemnification obligations under Articles XXIII and XXXVI) and which accrue or have accrued on or before the termination date.
          (ii) Lessee shall remain liable for the cost of all utilities used in or at the Leased Property and any Capital Additions relating to such Facility through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to such Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

          (iii) Lessee shall remain responsible for any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from nonpayment thereof.
          (iv) Lessee shall (y) execute all documents and take any actions reasonably necessary to (1) cause the transfer to Lessor of all of Lessee’s Personal Property and any Capital Additions not owned by Lessor, as provided in Section 6.3, in each case free of any encumbrance, as provided in Section 6.3 and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property as provided in Article XXXVII and (z) comply with its covenants set forth in Section 44.1.4.
          (v) Lessee shall continue to observe the covenants of Lessee set forth in Sections 7.4.1, 7.4.2 and 7.4.3 and any other covenant or agreement of Lessee in this Lease which is intended to survive the expiration or sooner termination of this Lease.
          Governing Law. THIS LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OF CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.
          Waiver of Trial by Jury. EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA AND THE STATES IN WHICH THE LEASED PROPERTY OF ANY OF THE FACILITIES IS LOCATED. EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS

LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO ARTICLE XLIII, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          LESSOR’S INITIALS:
          LESSEE’S INITIALS:
          44.1.9 Lessee Counterclaim and Equitable Remedies. Lessee hereby waives the right to interpose counterclaim in any summary proceeding instituted by Lessor against Lessee or in any action instituted by Lessor for unpaid Rent under this Lease. In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably withhold or delay Lessor’s consent or approval hereunder, or in any case where Lessor’s reasonableness in exercising its judgment is in issue, Lessee’s sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Lessee be entitled to any monetary damages for a breach of such covenant, and in no event shall Lessee claim or assert any claims for monetary damages in any action or by way of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any monetary damages or other remedies in connection with any such claim or assertion.
          44.1.10 Entire Agreement. This Lease, together with the other Transaction Documents, as defined in the Contract of Acquisition, the Exhibits hereto and thereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.
          44.1.11 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.
          44.1.12 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

          44.1.13 Joint and Several. If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.
          44.1.14 Interpretation. Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.
          44.1.15 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.
          44.1.16 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.
          44.1.17 Force Majeure. In the event that either Lessor or Lessee is delayed in performing its respective obligations pursuant to this Lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay. For purposes of this Lease:
          (a) A cause shall be beyond the reasonable control of a party to this Lease when such cause would affect any person similarly situated (such as power outage, labor strike, Act of God or trucker’s strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time material sufficiently in advance).
          (b) This Section shall not apply to any obligation to pay money or otherwise perform any financial obligation hereunder.
          (c) In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay. Failure to give such notice promptly, shall deem such occurrence or event not to be a cause beyond the reasonable control of such party.
ARTICLE XLV.
     45.1 Provisions Relating to Master Lease. Lessor and Lessee hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary, this Lease is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement. Lessee acknowledges that in order to induce Lessor to lease the Leased Property of each Facility to Lessee and as a condition thereto, Lessor insisted that the parties execute this Lease covering all of the Facilities in a single, integrated and indivisible agreement.
     45.2 Treatment of Lease. Lessor and Lessee hereby acknowledge and agree that this Lease shall be treated as an operating lease for all purposes and not as a synthetic lease,

financing lease or loan, and that Lessor shall be entitled to all the benefits of ownership of the Leased Property, including depreciation for all federal, state and local tax purposes.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

“LESSOR”

TEXAS HCP AL, L.P., a Delaware limited partnership

By:	Texas HCP G.P., Inc., a Delaware corporation

By:

Name:

Title:

“LESSEE”

CSL LEASECO, INC., a Delaware corporation

By:

Name:	Lawrence A. Cohen
Title:	Chief Executive Officer

EXHIBIT A-1
Legal Description of the Land Relating to the Abilene Facility
BEING a description of a 2.756 acre tract of land situated in the I. & G.N.Railway Company Survey patented to J. T. Anderson, Patent No. 581 Volume 74, in the City of Abilene, Taylor County, Texas, and being all of Lot 3 in Block 8 of Jones and Legett subdivision to Taylor County as shown on the plat recorded in Volume 1 at Page 246 of the Plat Records of Taylor County, Texas, said 2.756 acre tract being more fully described as follows:
BEGINNING at a 1/2-inch steel rod found for corner at the northeast corner of said Lot 3, being on the west right-of-way line of Buffalo Gap Road (an 80 foot wide right-of-way) and also being the southeast corner of Lot 2 in said Jones and Legett Addition;
THENCE South 22 deg. 52 min. 50 sec. West, departing said Lot 2 and along the westerly right-of-way line of Buffalo Gap Road and the east line of said Lot 3, a distance of 326. 86 to a 1/2-inch steel rod set for corner at the southeast corner of said Lot 3, being also the northeast corner of said Lot 6 in said addition;
THENCE North 89 deg. 25 min. 28 sec. West, departing said west right-of-way line, and along the common line between said Lots 3 and 6, a distance of 403.13 feet to a 1/2-inch steel rod found for corner at the southwest corner of said Lot 3 and the northwest corner of said Lot 6 and also the southeast corner of Lot 4 in said addition;
THENCE North 24 deg. 52 min. 36 sec. East, departing said Lot 6 and along common lines between said Lots 3 and 4, a distance of 331.96 feet to a 1/2-inch steel rod found for corner at the northwest corner of said Lot 3 and the southwest corner of said Lot 2;
THENCE South 89 deg. 24 min. 12 sec. East, departing said Lot 4 and along the common line between said Lots 2 and 3, a distance of 390.57 feet to the POINT OF BEGINNING;
and containing 2.756 acres of 120,047 square feet of land more or less.

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EXHIBIT A-2
Legal Description of the Land Relating to the Burleson Facility
BEING a description of a 6.9055 acre tract of land situated in the I. & G. N. R.R. Company Survey Abstract Number 831, in the City of Burleson, Tarrant County , Texas. And being known as Lot 1 Block A of Alsbury Meadows Addition Phase III, an addition to the City of Burleson as shown on the Plat recorded in Volume 388-212 at Page 44 of the Plat Records of Tarrant County, Texas. Said 6.9055 acre tract being more particularly described as follows;
BEGINNING at a chiseled “Y” set for corner at the southeast corner of Lot 2, Block 7 of Alsbury Meadows, Phase 1, an addition to the City of Burleson as shown on the Plat recorded in Volume 388-201 at Page 58 of the Plat Records of Tarrant County, Texas, and being also the southwest corner of said Lot 1 Block A and also on the northwest right-of-way line of N.E. Alsbury Boulevard, an 80 foot wide right-of-way;
THENCE North 29 deg. 53 min. 54 sec. West, departing said northwesterly right-of-way line and along the common line between said Alsbury Meadows Phase 1 and said Lot 1 Block A, a distance of 500.01 feet to a power pole for corner, and being on the southeast line of Alsbury Meadows Phase II, an addition to the City of Burleson as shown on the Plat recorded in Volume 388-208 at Page 52 of the Plat Records of Tarrant County, Texas;
THENCE North 56 deg. 52 min. 04 sec. East, departing said Alsbury Meadows Phase
I, and along the common line between said Lot 1 Block A and said Alsbury Meadows Phase II, a distance of 666.69 feet to a 1/2-inch steel rod found for corner;
THENCE South 29 deg. 57 min. 36 sec. East, departing said Alsbury Meadows Phase II, a distance of 125.11 feet to a 1/2-inch steel rod found for corner;
THENCE South 27 deg. 36 min. 09 sec. East, a distance of 112.60 feet to a 1/2-inch steel rod found for corner;
THENCE South 29 deg. 57 min. 36 sec. East, a distance of 82.63 feet to a 1/2-inch iron rod found for corner and being the north corner of Lot 3 Block A of said Alsbury Meadows Addition Phase III;
THENCE South 56 deg. 52 min. 04 sec. West, along common line between said Lot 2 and previously said Lot 1 of Alsbury Meadows Phase III, a distance of 170.58 feet to a 1/2-inch steel rod capped “Landes” found for corner;
THENCE South 29 deg. 53 min. 54 sec. East, and continuing along a common line between said Lot 1 and Lot 2 of Alsbury Meadows Phase III, a distance of 180.00 feet to a PK nail found for corner in a concrete sidewalk on the previously mentioned northwesterly right-of-way line of N.E. Alsbury Boulevard;

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THENCE South 56 deg. 52 min. 04 sec. West, departing said Lot 2, and along the said northwesterly line of N.E. Alsbury Boulevard and the southeast line of said Lot 1, a distance of 491.82 feet to the POINT OF BEGINNING;
and containing 6.9055 acres or 300,804 square feet of land more or less.

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EXHIBIT A-3
Legal Description of the Land Relating to the Cedar Hill Facility
TRACT I (FEE SIMPLE)
BEING Lot 2R-A, Block 1, HILLCREST ADDITION, SECTION ONE, REVISED an addition to the City of Cedar Hill, as shown on the plat recorded in Volume 2005060 at Page 00276 of the Map Records of Dallas County, Texas.
TRACT II (EASEMENT)
Easement Rights created under that certain Access Easement and Maintenance Sharing Agreement, dated May 20, 2005, recorded in Volume 2005100, Page 6713, Deed Records Dallas County, Texas;
Being a description of a 1,705 acre tract of land situated in the S. RAMSEY SURVEY ABSTRACT NO. 1226, in the City of Cedar Hill, Dallas County, Texas. Said 1,705 acre tract being known as Covenant Street (a variable width private street), and being a portion of a tract of land conveyed to Hillcrest Baptist Church as described in Volume 98156 at Page 3256 of the Deed Records of Dallas County, Texas a portion of a tract of land conveyed to Cresthaven Cottages JV, as evidenced by the Deed Recorded in Volume 2003137 at page 12082 of the Deed Records of Dallas County, Texas, and a portion of a tract of land conveyed to Cedar Hill Retirement Community, Inc. as evidenced by the Deed Recorded in Volume 99234 at Page 3146 of the Deed Records of Dallas County, Texas. Said 1,705 acre tract being more fully described as follows;
COMMENCING at a 1/2-inch steel rod found for corner at the south end of a corner clip located at the northwest corner of the intersection of the northwesterly right-of-way line of old Clark Road (an existing 80 foot wide right-of-way) with the north right-of-way line of Pleasant Run Road (an existing 90 foot wide right-of-way), and being a southeast corner of Lot 3, in Block 1 of Hillcrest Addition Section I, an addition to the City of Cedar Hill as shown on the Plat recorded in Volume 99194 at Page 00077 of the Map Records of Dallas County, Texas.
THENCE North 63 deg. 00 min. 25 sec. East, along said corner clip, a distance of 32.19 feet to a point for corner on the said northwesterly right-of-way of Old Clark Road;
THENCE North 35 deg. 57 min. 13 sec. East, along said right-of-way line, same being an easterly line of said Lot 3, a distance of 347.71 feet to the POINT OF BEGINNING;
THENCE North 54 deg. 02 min. 47 sec. West, departing said Old Clark Road and the East line of said Lot 3, a distance of 171.25 feet to a point for corner at the beginning of a curve to the left having a central angle of 35 deg. 31 min. 51 sec., a radius distance of 70.00 feet, a chord distance of 42.72 feet and a chord bearing of North 71 deg. 48 min. 42 sec. West;
THENCE westerly along said curve to the left an arc distance of 43.41 feet to a point for corner;

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THENCE North 89 deg. 34 min. 38 sec. West, at a distance of 188.01 feet passing the common line between said Lot 3, in Block 1 of Hillcrest Addition , and Hillcrest Addition Section One Revised, an addition to the City of Cedar Hill as shown on the Plat recorded in Volume 2005060 at Page 00276 of the Map Records of Dallas County, Texas, and continuing for a total distance of 631.96 feet to the beginning of a curve to the right having a central angle of 40 deg. 34 min. 37 sec., a radius distance of 315.00 feet , a chord distance of 218.45 feet, and a chord bearing of North 69 deg. 17 min. 20 sec. West;
THENCE westerly along said curve to the right, at an arc distance of 97.60 feet passing the common line between said Hillcrest Addition Section One Revised and Lot 1R in Block 1 of Hillcrest Addition, Section I Replat, an addition to the City of Cedar Hill as shown on the Plat recorded in Volume 2003078 at Page 00025 of the Map Records of Dallas County, Texas, and continuing for a total arc distance of 223.08 feet to the end of said curve, same being the beginning of a curve to the left having a central angle of 90 deg. 00 min. 00 sec., a radius distance of 20.00 feet, a chord distance of 28.28 feet, and with a chord bearing of South 85 deg. 59 min. 59 sec. West;
THENCE westerly along said curve to the left, an arc distance of 31.42 feet to a point for corner at the end of said curve;
THENCE South 41 deg. 00 min. 00 sec. West, at a distance of 77.11 feet again passing the common line between said Hillcrest Addition Section One Revised and said Lot 1R, and continuing for a total distance of 179.86 feet to a point for corner;
THENCE South 10 deg. 11 min. 59 sec. West, a distance of 227.06 feet to a point for corner;
THENCE South 13 deg. 39 min. 04 sec. West, a distance of 107.82 feet to a point for corner on the current north right-of-way line of previously said Pleasant Run Road (a variable width right-of-way line at this point);
THENCE North 76 deg. 21 min. 09 sec. West, along said right-of-way line, at a distance of 30.00 feet passing the south common corner between said Lot 1R and said Hillcrest Addition Section One Revised, and continuing for a total distance of 60.00 feet to a point for corner;
THENCE North 13 deg. 39 min. 04 sec. East, departing said right-of-way line, a distance of 106.02 feet to a point for corner;
THENCE North 10 deg. 11 min. 59 sec. East, a distance of distance of 251.54 feet to a point for corner;
THENCE North 41 deg. 00 min. 00 sec. East, a distance of 237.88 feet to a point for corner;
THENCE South 49 deg. 04 min. 48 sec. East, a distance of 85.40 feet to a point for corner at the beginning of a curve to the left having a central angle of 40 deg. 30 min. 03 sec., a radius

2

distance of 285.00 feet, a chord distance of 197.29 feet and a chord bearing of South 69 deg. 19 min. 50 sec. East;
THENCE southeasterly along said curve to the left, an arc distance of 201.46 feet to a point for corner;
THENCE South 89 deg. 34 min. 38 sec. East, at a distance of 427.91 feet passing a common line between said Lot 1R and Lot 4 in said Hillcrest Addition Section One as recorded in Volume 2003078 at Page 00025 of the Map Records of Dallas County, Texas, and continuing for a total distance of 715.62 feet to a point for corner;
THENCE South 54 deg. 02 min. 47 sec. East, a distance of 161.28 feet to a point for corner on the previously mentioned northwesterly right-of-way line of Old Clark Road;
THENCE South 35 deg. 57 min. 13 sec. West along said right-of-way line a distance of 60.00 feet to the POINT OF BEGINNING;
and containing 1,705 acres or 74,283 square feet of land more or less.

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EXHIBIT A-4
Legal Description of the Land Relating to the North Richland Hills (Good Place) Facility
A portion of Tract A, Block 25 of Holiday North Section Six, an addition to the City of North Richland Hills Tarrant County, Texas as said Tract A appears on the revised plat thereof recorded in volume 388-130, page 56 of the Plat Records of Tarrant County, Texas; embracing a portion of Tract A described in the deed to Covenant Place of Richland Hills, Inc. recorded in volume 14594, page 248 of the Deed Records of Tarrant County, Texas and described by metes and bounds as follows.
BEGINNING at a 1/2 inch iron found for the Northeast corner of said Tract A and the Southeast corner of Block 8A of College Hill Addition, an addition to the City of North Richland Hills as said Block 8A appears on the plat thereof recorded in volume 388-24, page 21 of the said Plat Records and in the west right-of-way of Ross Road.
THENCE South 00 degrees 16 minutes 00 seconds West, along the East line of said Tract A and the West right-of-way of said Ross Road, 301-69/100 feet to a mark “Y” recovered for the Southeast corner of said Tract A at the intersection of the West right-of-way of said Ross Road and the North right-of-way of North Richland Boulevard.
THENCE southwesterly and northwesterly, along the South line of said Tract A and the northerly right-of-way of said North Richland Boulevard, the following:
South 89 degrees 52 minutes 06 seconds west 171-51/100 feet to a mark “Y” recovered at the beginning of a curve to the right having a radius of 549-34/100 feet;
Along said curve to the right an arc length of 225-15/100 feet to a mark “Y” recovered at its end, the long chord of said 225-15/100 feet arc is north 78 degrees 23 minutes 24 seconds West 223-58/100 feet;
North 66 degrees 38 minutes 54 seconds west 85-10/100 feet to a mark “Y” recovered for the Southeast corner of the 1-639/1000 acres tract described in the deed to The City of North Richland Hills recorded in volume 16079, page 153 of the said Deed Records;
THENCE North 00 degrees 02 minutes 00 seconds west, along the East line of said 1-639/1000 acres tract, 223-08/100 feet to a 5/8 inch capped iron recovered in the North line of said Tract A and the South line of said Block 8A for the Northeast corner of said 1-639/1000 acres tract.
THENCE North 89 degrees 58 minutes 00 seconds East, along the common line of said Tract A and said Block 8A a distance of 470-18/100 feet to the POINT OF BEGINNING and containing 3-068/1000 acres.

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EXHIBIT A-5
Legal Description of the Land Relating to the North Richland Hills (Meadow Lakes) Facility
BEING a description of a called 4.057 acre tract of land situated in the TELITHA AKERS SURVEY ABSTRACT NO. 19 and the W. A. TRIMBLE SURVEY ABSTRACT NO. 1520 in the City of North Richland Hills, Tarrant County, Texas, and being known as Lot 4R, in Block 7 of Meadow Lakes Addition an addition to the City of North Richland Hills, as shown on the Plat recorded in Cabinet A at Slide 9870 of the Plat Records of Tarrant County, Texas. Said Lot 4R being more fully described as follows;
BEGINNING at a 1/2-inch steel rod with a red plastic cap stamped “Prism Surveys” set for corner at the east common corner between said Lot 4R and Lot 5R in said addition being on the curving westerly right-of-way line of Meadow Lakes Drive (a called 80 foot wide right-of-way), and being by plat call a distance 191.18 feet northerly along said west right-of-way line from the north right-of-way line of a Texas Electric Service Co. (TESCO) as evidenced by the deed recorded in Volume 2868 at Page 449 of the Deed Records of Tarrant County, Texas;
THENCE westerly along the common lines between said Lot 4R and said Lot 5R the following;
South 55 deg. 34 min. 36 sec. West, departing said Meadow Lakes Drive, a distance of 169.05 feet to a 3/8-inch steel rod found for corner at an angle point;
North 78 deg. 27 min. 06 sec. West, a distance of 92.41 feet to a 3/8-inch steel rod found for corner at and angle point;
North 45 deg. 41 min. 55 sec. West, a distance of 265.84 feet to a 1/2-inch steel rod with a red plastic cap stamped “Prism Surveys” set for corner on the south right-of-way line of the S.L. & S.W. Railroad, being a non-tangent curve to the left having a central angle of 02 deg. 34 min. 35 sec., a radius distance of 1,702.96 feet, a chord distance of 76.57 feet and a chord bearing of North 32 deg. 01 min. 02 sec. East;
THENCE departing said Lot 5R, and northerly along said curve to the left and said right-of-way line, an arc distance of 76.58 feet to a 1/2-inch steel rod with a red plastic cap stamped “Prism Surveys” set for corner;
THENCE North 30 deg. 45 min. 01 sec. East, continuing along said right-of-way line, a distance of 516.59 feet to a 1/2-inch steel rod with a red plastic cap stamped “Prism Surveys” set for corner and being the west common corner between said Lot 4R and Lot 3R1 in said addition;
THENCE along the common lines between said Lot 4R and said Lot 3R1 the following;
South 62 deg, 32 min. 48 sec. East, departing said Railroad right-of-way line, a distance of 183.23 feet to a metal spike found for corner at an angle point;

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South 34 deg. 15 min. 31 sec. East, a distance of 57.72 feet to a metal spike found for corner on the previously said curving right-of-way line of Meadow Lakes Drive, being a non-tangent curve to the left having a central angle of 92 deg. 38 min. 28 sec., a radius distance of 340.00 feet, a chord distance of 491.79 feet and a chord bearing of South 09 deg. 18 min. 09 sec. West;
THENCE departing said Lot 3R1 and southerly along said right-of-way line and said curve to the left, an arc distance of 549.74 feet to the POINT OF BEGINNING;
and containing 4.057 acres or 176,706 square feet of land more or less.

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EXHIBIT A-6
Legal Description of the Land Relating to the Waxahachie Facility
Being a description of a 4.430 acre tract of land situated in the JOHN BOUNDS SURVEY ABSTRACT NO. 99, in the City of Waxahachie, Ellis County, Texas, and being all of that same tract of land known as the Covenant Addition an addition to the City of Waxahachie, as shown on the plat recorded in Cabinet C at Page 646 of the Plat Records of Ellis County, Texas and being more particularly described as follows;
BEGINNING at a 1/2-inch steel rod found for corner at the southwest corner of said Covenant Addition, and being on the northeasterly right-of-way line south of John Arden Drive, (a called 80 foot wide right-of-way);
THENCE North 35 deg. 51 min. 00 sec. West, along the said northeasterly right-of-way line of John Arden Drive, a distance of 369.77 feet to a 1/2-inch steel rod set for corner;
THENCE North 70 deg. 01 min. 00 sec. East, departing said northeasterly right-of-way line, a distance of 608.40 feet to a 1/2-inch steel rod found for corner on the westerly right-of-way line of Solon Road (a called 70 foot wide right-of-way);
THENCE South 15 deg. 03 min. 00 sec. East, along said westerly right-of-way line, a distance of 356.94 feet to a 1/2-inch steel rod found for corner;
THENCE South 70 deg. 00 min. 32 sec. West, departing said westerly right-of-way line, a distance of 476.61 feet to the POINT OF BEGINNING;
and containing 192,942 square feet or 4.430 acres of land more or less.

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EXHIBIT B
List of Lessor’s Personal Property
All machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other tangible personal property used or useful in Lessee’s business on the Leased Property and all Capital Additions, excluding (i) all Excluded Property and (ii) items, if any, included within the definition of Fixtures, but specifically including those items described in Schedule 1 hereto.

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Schedule 1
Itemization of Lessor’s Personal Property
To be mutually agreed upon by Lessor and Lessee prior to the Commencement Date. When agreed upon, the same shall be initialed by each of Lessor and Lessee and attached to Exhibit B as Schedule 1, and will thereafter form a part of this Lease. Failure of either Lessor or Lessee to prepare and/or initial such Schedule 1 shall not affect the definition of or what personal property constitutes Lessor’s Personal Property in accordance with Exhibit B.

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EXHIBIT C
Form of Amendment to Lease
FIRST AMENDMENT TO LEASE
          This First Amendment to Lease (“Amendment”) is dated as of                     , 200___ by and between TEXAS HCP AL, L.P., a Delaware limited partnership (“Lessor”), and CSL LEASECO, INC., a Delaware corporation (“Lessee”).
RECITALS
          A. Lessor and Lessee entered into a Master Lease dated as of                      ___, 200___ (the “Lease”) for the                      facilities located in                                                             .
          B. Lessor and Lessee desire to memorialize their understanding regarding certain provisions of the Lease.
AGREEMENT
          Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:
          1. The Commencement Date of the Lease is                     ;
          2. The Term of the Lease shall end on                     ;
          3. The first Lease Year for the Lease commences on                     , 200___ and ends on                     , 200___; and
          4. Subject to further upward adjustments as provided in Section 3.1 of the Lease, the initial monthly Allocated Minimum Rent payable under the Lease for each Facility shall be as follows:
                               Facility           $
                               Facility           $
                               Facility           $
                               Facility           $
                               Facility           $
                               Facility           $
          Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

TEXAS HCP AL, L.P., a Delaware limited partnership

By:	Texas HCP G.P., Inc., a Delaware corporation

By:

Name:

Title:

CSL LEASECO, INC., a Delaware corporation

By:

Name:

Title:

          The undersigned Guarantor hereby consents to this Amendment and reaffirms to Lessor that its obligations under the Guaranty dated ___, 200_, remain in full force and effect with respect to the Lease as amended hereby.

CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation

By:

Name:

Title:

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EXHIBIT D
Description of Facilities and Certain Material Terms

			Annual
			Minimum
		Allocated	Capital
	Initial Allocated	Initial	Project	Commencement	Base Resident
Facility	Minimum Rent	Investment	Amount[1]	Date	Revenues	Extended Term	Primary Intended Use
3234 Buffalo Gap Road Abilene, TX 79605 (the “Abilene Facility”)	An amount equal to one-twelfth (1/12) of (i) the Allocated Initial Investment for such Facility times (ii) the Lease Rate.	$3,600,000.00	$15,000	The Closing Date under the Contract of Acquisition, if at all	$1,215,781.00	Two (2) ten (10) year renewal term	50-unit assisted living facility and such uses necessary or incidental to such use.
611 NE Alsbury Boulevard Burleson, TX 76028 (the “Burleson Facility”)	An amount equal to one-twelfth (1/12) of (i) the Allocated Initial Investment for such Facility times (ii) the Lease Rate.	$7,300,000.00	$22,200	The Closing Date under the Contract of Acquisition, if at all	$2,036,171.00	Two (2) ten (10) year renewal term	74-unit assisted living facility and such uses necessary or incidental to such use.

235 W Pleasant Run Road Cedar Hill, TX 75104 (the “Cedar Hill Facility”)	An amount equal to one-twelfth (1/12) of (i) the Allocated Initial Investment for such Facility times (ii) the Lease Rate.	$12,500,000.00	$33,600	The Closing Date under the Contract of Acquisition, if at all	$2,563,940.00	Two (2) ten (10) year renewal term	112-unit independent living facility and such uses necessary or incidental to such use.

[1]	Lessor and Lessee acknowledge that the initial Annual Minimum Capital Project Amount for each Facility represents an amount equal to (A) the number of units located at such Facility times (B) Three Hundred Dollars ($300.00). In the event that the number of units for any Facility is increased or decreased in accordance with the terms of this Lease, the Annual Minimum Capital Project Amount for such Facility shall be increased, or decreased, as applicable, by an amount equal to (1) the number of such units increased or decreased at such Facility times (2) Three Hundred Dollars ($300.00).

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			Annual
			Minimum
	Initial	Allocated	Capital
	Allocated	Initial	Project	Commencement	Base Resident	Extended
Facility	Minimum Rent	Investment	Amount	Date	Revenues	Term	Primary Intended Use
7801 N Richland Boulevard North Richland Hills, TX 76180 (the “North Richland Hills (Good Place) Facility”)	An amount equal to one-twelfth (1/12) of (i) the Allocated Initial Investment for such Facility times (ii) the Lease Rate.	$6,500,000.00	$21,600	The Closing Date under the Contract of Acquisition, if at all	$1,860,183.00	Two (2) ten (10) year renewal term	72-unit assisted living facility and such uses necessary or incidental to such use.

5000 Meadow Lakes Drive North Richland Hills, TX 76180 (the “North Richland Hills (Meadow Lakes) Facility”)	An amount equal to one-twelfth (1/12) of (i) the Allocated Initial Investment for such Facility times (ii) the Lease Rate.	$8,800,000.00	$36,000	The Closing Date under the Contract of Acquisition, if at all	$2,254,362.00	Two (2) ten (10) year renewal term	120-unit independent living facility and such uses necessary or incidental to such use.

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Annual
Minimum
		Allocated	Capital
	Initial Allocated	Initial	Project	Commencement	Base Resident
Facility	Minimum Rent	Investment	Amount	Date	Revenues	Extended Term	Primary Intended Use
401 Solon Road Waxahachie, TX 75165 (the “Waxahachie Facility”)	An amount equal to one-twelfth (1/12) of (i) the Allocated Initial Investment for such Facility times (ii) the Lease Rate.	$4,300,000.00	$15,000	The Closing Date under the Contract of Acquisition, if at all	$1,380,357.00	Two (2) ten (10) year renewal term	50-unit assisted living facility and such uses necessary or incidental to such use.

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EXHIBIT E
Form Of
Irrevocable Standby Letter Of Credit
Texas HCP AL, L.P.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806

Date:	Letter of Credit No.:
Expiration Date:
GENTLEMEN:
We hereby establish our irrevocable letter of credit in your favor for the account of                                                                                  available by your draft(s) on us payable at sight not to exceed a total of                                                                                                                                                                  (                                        ) when accompanied by the following documents.
1)	A certificate purported to be executed by a representative of Texas HCP AL, L.P. (“Lessor”) stating the amount for which a draw under this letter of credit is made and that: (a) (“Lessee”) has committed an Event of Default under the lease dated , between Lessor and Lessee; or (b) that Lessee or an affiliate of Lessee has committed an event of default under any other lease or agreement or other instrument now or hereafter made with or in favor of Lessor or an affiliate of Lessor; or (c) an event or circumstance has occurred which with notice or passage of time, or both, would constitute an Event of Default or an event of default under any such other lease or agreement or instrument, notwithstanding that transmittal of any such notice may be barred by applicable law; or (d) a certificate purported to be executed by a representative of Lessor stating that a replacement letter of credit for this instrument has not been supplied prior to thirty (30) days in advance of the expiration of this instrument for the account of Lessor.

2)	The original letter of credit must accompany all drafts unless a partial draw is presented, in which case the original must accompany the final draft.
Partial drawings are permitted, with the letter of credit being reduced, without amendment, by the amount(s) drawn hereunder.
This letter of credit shall expire at 2:00 p.m. at the office of                                                                                                                                                                                                           on the expiration date.
This letter of credit may be transferred or assigned by the beneficiary hereof to any successor or assign of such beneficiary’s interest in any such lease or other agreement or to any lender obtaining a lien or security interest in the property covered by any such lease. Each draft hereunder by any assignee or successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer.

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Any draft drawn hereunder must bear the legend “Drawn under                                                                                  Letter of Credit Number                      dated                                         . Except so far as otherwise expressly stated, this letter of credit is subject to the “Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500.” We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this letter of credit will be duly honored upon presentment and delivery of the documents specified above by certified or registered mail to                                                                                                                          located at                                                                                                                                                                                                                                                                       if negotiated not later that 2:00 p.m. on or before the expiration date shown above.
Very truly yours,
By
Its

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EXHIBIT F
Permitted Competing Facility(ies)
1.	The Wellington at North Richland Hills 6150 Glenview Drive North Richland Hills, Texas 76180

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Schedule A
Related Leases
1. That certain Lease dated as of May 31, 2006 by and between HCP Tesson, LLC, a Delaware limited liability company, as “Lessor” and CSL LeaseCo, Inc., a Delaware corporation, as “Lessee,” relating to the lease of that certain assisted living and independent living facility located in St. Louis, Missouri more particularly described therein.
2. That certain Lease dated as of May 31, 2006 by and between HCP Veranda, LLC, a Delaware limited liability company, as “Lessor” and CSL LeaseCo, Inc., a Delaware corporation, as “Lessee,” relating to the lease of that certain independent living facility located in Boca Raton, Florida more particularly described therein.
3. That certain Lease dated as of May 31, 2006 by and between HCP Crosswood, Inc., a Delaware corporation, as “Lessor” and CSL LeaseCo, Inc., a Delaware corporation, as “Lessee,” relating to the lease of that certain independent living facility located in Citrus Heights, California more particularly described therein.

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Schedule 9.4
Required Repair Work

Required Repair Facility	Required Repair Work	Completion Date
Cedar Hill Facility	Lessee shall perform work necessary to bring the Cedar Hill Facility into strict compliance with the Americans with Disabilities Act of 1990 (Pub. L. 101-336) (ADA), as amended, as these titles appear in volume 42 of the United States Code, beginning at section 12101.	Ninety (90) days following the Commencement Date.
Schedule 9.4